PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 10, 1997)

                     Emergent Home Equity Loan Trust 1998-1

                                   $63,022,000

                $22,000,000 Class A-1 Variable Rate Certificates
     $16,000,000 Class A-2 Fixed Rate Certificates, 6.350% Pass-Through Rate $11,000,000 Class A-3 Fixed Rate Certificates, 6.515% Pass-Through Rate $14,022,000 Class A-4 Fixed Rate Certificates, 6.960% Pass-Through Rate

                              Emergent Group, Inc.
[LOGO]                       (Parent of Originator)                       [LOGO]

                             Emergent Mortgage Corp.
                             (Servicer & Originator)

               Prudential Securities Secured Financing Corporation
                                   (Depositor)

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      The Emergent  Home Equity Loan  Pass-Through  Certificates,  Series 1998-1
(collectively, the "Certificates" or "Class A Certificates") will consist of four classes of senior certificates, designated as (i) the Class A-1 Variable Rate Certificates (the "Class A-1 Variable Rate Certificates" or the "Variable Rate Certificates"), (ii) the Class A-2 Fixed Rate Certificates (the "Class A-2 Fixed Rate Certificates"), (iii) the Class A-3 Fixed Rate Certificates (the
"Class A-3 Fixed Rate Certificates") and (iv) the Class A-4 Fixed Rate Certificates (the "Class A-4 Fixed Rate Certificates" and, collectively with the Class A-2 Fixed Rate Certificates and the Class A-3 Fixed Rate Certificates, the "Fixed Rate Certificates"), together with one or more classes of subordinate certificates (collectively, the "Subordinate Certificates"). The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans (defined below) will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein. Only the Class A Certificates are offered hereby.

      Distributions in respect of principal and interest on the Class A Certificates will be made, to the extent described herein, on the 15th day of each month or, if such day is not a business day, on the next succeeding business day, beginning on April 15, 1998 (each, a "Distribution Date"). Interest payable with respect to each Distribution Date will accrue, in the case of the Variable Rate Certificates, during the period from and including each Distribution Date (or, with respect to the April 15, 1998 Distribution Date, the Closing Date) to and including the day preceding the current Distribution Date, and, in the case of the Fixed Rate Certificates, during the calendar month immediately preceding the month in which such Distribution Date occurs. Interest will be calculated, in the case of the Variable Rate Certificates, on the basis of the actual number of days elapsed in the related Interest Accrual Period (defined below) and a 360 day year, and, in the case of the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months, and will be based on the then outstanding applicable Certificate Principal Balance (defined below) and the applicable Pass-Through Rate (defined below) thereon, as reduced by certain interest shortfalls.

      On or before the date of issuance of the Certificates, the Depositor will obtain from Financial Security Assurance Inc. (the "Insurer") a Financial
Guaranty Insurance Policy (the "Policy") which will, subject to its terms, protect the holders of the Class A Certificates against any interest shortfalls (except as described herein) allocated to the Class A Certificates and the principal portion of any Realized Losses (defined below) allocated to the Class A Certificates. See "Description of the Certificates -- Financial Guaranty Insurance Policy" herein.

                                   [LOGO] FSA

PROCEEDS OF THE ASSETS COMPRISING THE TRUST FUND (DEFINED BELOW) AND PROCEEDS FROM THE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SELLER, THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT.

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      The  Class A  Certificates  will be  purchased  by  Prudential  Securities
Incorporated and First Union Capital Markets, a division of Wheat First Securities Corp. (the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $62,772,000, before deducting expenses payable by the Depositor estimated to be approximately $300,000 in the aggregate, and before adding accrued interest. See "Use of Proceeds" herein.

      The Class A Certificates are offered by the Underwriters when, as and if issued, subject to delivery by the Depositor and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Class A Certificates will be available for delivery through the facilities of The Depository Trust Company, CEDEL S.A. and Euroclear on or about March 24, 1998.

Prudential  Securities  Incorporated                 First Union Capital Markets

            The date of this Prospectus Supplement is March 16, 1998

      Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates--Principal Distributions on the Class A Certificates."

      The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of closed end, fixed rate home equity loans having an aggregate Stated Principal Balance of $63,022,886.01, secured by mortgages on single family residences (which may be attached, detached, part of a two-to-four family dwelling, a condominium unit, townhouse or unit in a planned unit development) and manufactured housing (the "Mortgage Loans"). The Mortgage Loans were originated or acquired by Emergent Mortgage Corp. (the "Originator") in the ordinary course of its business. The Originator will sell all of its right, title and interest to the Mortgage Loans to Emergent Mortgage Holdings Corporation (the "Seller") pursuant to a "Purchase Agreement and Assignment" dated as of March 1, 1998 between the Originator and the Seller. The Seller will then sell all of its right, title and interest to the Mortgage Loans and any rights against the Originator under the Purchase Agreement and Assignment to the Depositor pursuant to an "Unaffiliated Seller's Agreement" dated as of March 1, 1998 between the Seller and the Depositor. The Depositor will transfer the Mortgage Loans to the Trust Fund pursuant to a "Pooling and Servicing Agreement," dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Emergent Mortgage Corp., as Servicer, First Union National Bank, as Trust Administrator (the "Trust Administrator") and Wilmington Trust Company, as Trustee (the "Trustee"). The Mortgage Loans will be transferred to the Trust Fund on the Closing Date.

      The yield to maturity on the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and repurchases) on the Mortgage Loans. The Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. See "Summary of Prospectus Supplement --Special Prepayment Considerations", "-- Special Yield Considerations" and "Yield on the Certificates" herein.

      An election will be made to treat certain assets of the Trust Fund as a "real estate mortgage investment conduits" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will be the "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

      Prior to their issuance, there has been no market for the Class A Certificates. There is no assurance that a market for the Class A Certificates will develop or, if it does develop, that it will provide the holders of the Class A Certificates (the "Class A Certificateholders") with liquidity or will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates. See "Risk Factors" herein.

      As provided herein under "The Insurer -- Incorporation of Certain Documents by Reference," the Originator will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements incorporated herein by reference. Requests for such copies should be directed as provided under "The Insurer -- Incorporation of Certain Documents by Reference" herein.

      The Class A Certificates offered by this Prospectus Supplement will constitute a portion of a separate Series of Certificates issued by the Depositor and are being offered pursuant to its Prospectus dated June 10, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      To the extent that any statements in this Prospectus Supplement modify statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this Prospectus Supplement and Prospectus.

                                   ----------

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR AFFECT THE MARKET PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF CLASS A NOTES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Unless otherwise stated herein, statistical references to Mortgage Loans are based on the principal balances of the Mortgage Loans. Capitalized terms used but not defined herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined therein, shall have the meanings assigned thereto in the Prospectus.

Title of Series...................  Emergent   Home  Equity  Loan   Pass-Through
                                    Certificates,     Series     1998-1     (the
                                    "Certificates").  The  Certificates  will be
                                    issued pursuant to the Pooling and Servicing
                                    Agreement. The Certificates represent in the
                                    aggregate  the entire  beneficial  ownership
                                    interest in the Trust Fund. The Certificates
                                    will  consist  of  four  classes  of  senior
                                    certificates,  designated  as (i) the  Class
                                    A-1  Variable  Rate  Certificates,  (ii) the
                                    Class A-2 Fixed Rate Certificates, (iii) the
                                    Class A-3 Fixed Rate  Certificates  and (iv)
                                    the Class A-4 Fixed Rate  Certificates,  and
                                    one   or   more   classes   of   Subordinate
                                    Certificates. Only the Class A Certificates are offered hereby.

Offered Certificates..............  The Class  A-1  Variable  Rate  Certificates
                                    will have an initial  certificate balance of
                                    $22,000,000   (the   "Original   Class   A-1
                                    Certificate  Principal Balance");  the Class
                                    A-2  Fixed  Rate  Certificates  will have an
                                    initial  certificate  balance of $16,000,000
                                    (the   "Original   Class   A-2   Certificate
                                    Principal  Balance");  the  Class  A-3 Fixed
                                    Rate   Certificates  will  have  an  initial
                                    certificate   balance  of  $11,000,000  (the
                                    "Original  Class A-3  Certificate  Principal
                                    Balance");  and the  Class  A-4  Fixed  Rate
                                    Certificates    will    have   an    initial
                                    certificate   balance  of  $14,022,000  (the
                                    "Original  Class A-4  Certificate  Principal
                                    Balance").   The  Class  A-1  Variable  Rate
                                    Certificates,    Class   A-2   Fixed    Rate
                                    Certificates,    Class   A-3   Fixed    Rate
                                    Certificates   and  Class  A-4  Fixed   Rate
                                    Certificates  in  the  aggregate   initially
                                    evidence an interest of  approximately  100%
                                    in the  principal  of the Trust Fund,  which
                                    percentage   is  subject  to   decrease   as
                                    described herein.

Cut-off Date......................  The opening of business on March 1, 1998.

Closing Date......................  On or about March 24, 1998.

Final Maturity Date...............  November 15, 2008 for the Class A-1 Variable
                                    Rate Certificates,  January 15, 2013 for the
                                    Class A-2 Fixed

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                                      S-1

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                                    Rate  Certificates,  March 15,  2013 for the
                                    Class A-3 Fixed Rate Certificates, and March
                                    15,  2029  for  the  Class  A-4  Fixed  Rate
                                    Certificates.

Depositor ........................  Prudential   Securities   Secured  Financing
                                    Corporation  (the  "Depositor").   See  "The
                                    Depositor" in the Prospectus.

Seller............................  The  Depositor  will  acquire  the  Mortgage
                                    Loans  from   Emergent   Mortgage   Holdings
                                    Corporation  (in its  capacity  as seller to
                                    the  Depositor,  the  "Seller").  The Seller
                                    will   acquire  the   Mortgage   Loans  from
                                    Emergent Mortgage Corp.

Servicer..........................  Emergent  Mortgage  Corp.,  a South Carolina
                                    corporation (in its capacity as servicer of the Mortgage Loans, the "Servicer"). The principal executive offices of the Servicer are located at 15 South Main Street, Suite 750, Greenville, SC 29606, and its telephone number is (864) 235-8056. See "Pooling and Servicing Agreement--The Servicer" herein.

Trustee...........................  Wilmington  Trust Company.  See "Pooling and
                                    Servicing   Agreement--Trustee   and   Trust
                                    Administrator" herein.

Trust Administrator...............  First  Union   National   Bank  (the  "Trust
                                    Administrator").   The  Trust  Administrator
                                    will    perform    certain    administrative
                                    functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. See "Pooling and Servicing Agreement -- Trustee and Trust
                                    Administrator" herein.

The Mortgage Pool.................  The  Mortgage  Pool will  consist  of closed end, fixed rate home equity loans  evidenced
                                    by  promissory  notes and  secured  by first
                                    lien   mortgages   or   deeds  of  trust  on
                                    single-family   residences   (which  may  be
                                    attached,  detached,  part of a  two-to-four
                                    family   dwelling,   a   condominium   unit,
                                    townhouse or a unit in a planned unit development) and manufactured housing (the "Mortgaged Properties").

                                    There  are 967  Mortgage  Loans  secured  by
                                    Mortgaged Properties located in 36 states and the District of Columbia. With respect to the Mortgage Loans as of the Cut-off
                                    Date: the aggregate Stated Principal Balance was $63,022,886.01; the Stated Principal

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                                      S-2

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                                    Balances    ranged   from    $9,850.00    to
                                    $468,000.00;  the average  Stated  Principal
                                    Balance was  $65,173.62;  the Mortgage Rates
                                    ranged from 8.440% to 15.954%;  the weighted
                                    average  Mortgage Rate was 11.005%;  100% of
                                    the aggregate  Stated  Principal  Balance of
                                    the Mortgage  Loans is secured by first lien
                                    mortgages;  97.91% of the  aggregate  Stated
                                    Principal  Balances  of the  Mortgage  Loans
                                    were secured by mortgages on  owner-occupied
                                    properties;  75.28% of the aggregate  Stated
                                    Principal Balance of the Mortgage Loans were
                                    fully  amortizing;  24.72% of the  aggregate
                                    Stated  Principal  Balances of the  Mortgage
                                    Loans  contained  "balloon"  payments;   the
                                    original  Loan-to-Value  Ratios  ranged from
                                    12.000% to  90.000%;  the  weighted  average
                                    original  Loan-to-Value  Ratio was  77.108%;
                                    the original terms to stated maturity ranged
                                    from 48 months to 361 months;  the  weighted
                                    average original term to stated maturity was
                                    approximately  209  months;   the  remaining
                                    terms  to  stated  maturity  ranged  from 48
                                    months to 360 months;  the weighted  average
                                    remaining   term  to  stated   maturity  was
                                    approximately  208 months;  and no more than
                                    0.743%  of the  aggregate  Stated  Principal
                                    Balance of the Mortgage  Loans is secured by
                                    Mortgaged  Properties  located  in  any  one
                                    postal  ZIP  code  area.  While  all  of the
                                    Mortgage Loans are secured by first liens on
                                    the    related     Mortgaged     Properties,
                                    approximately   70.28%   of  the   Mortgaged
                                    Properties  with  respect  to the  aggregate
                                    Stated  Principal  Balance  of the  Mortgage
                                    Loans are also  encumbered  by second  liens
                                    originated  or  acquired  by the  Originator
                                    (the  "Piggy  Back  Mortgage  Loans").   The
                                    combined  Loan-to-Value  Ratios of the Piggy
                                    Back   Mortgage   Loans  (when  taking  into
                                    consideration   the  additional   liens)  is
                                    approximately   100.842%  and  the  combined
                                    Loan-to-Value  Ratios of the Mortgage  Loans
                                    (when   taking   into    consideration   the
                                    additional liens) is approximately 93.965%.

Underwriting Standards;
   Representations................  The  Mortgage  Loans  will  be  sold  by the
                                    Originator to the Seller, from the Seller to
                                    the  Depositor and from the Depositor to the
                                    Trust.   All  of  the  Mortgage  Loans  were
                                    originated  or acquired  by the  Originator,
                                    generally    in    accordance    with    the
                                    underwriting criteria described herein.

Registration of Offered
   Certificates...................  Holders of the Class A Certificates may hold their  interest in the Class A  Certificates
                                    through   The   Depository   Trust   Company
                                    ("DTC"),  in the  United  States,  or CEDEL,
                                    S.A.   ("CEDEL")  or  the  Euroclear  System
                                    ("Euroclear"),  in Europe.  Transfers within

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                                      S-3

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                                    DTC, CEDEL or Euroclear, as the case may be,
                                    will be in  accordance  with the usual rules
                                    and  operating  procedures  of the  relevant
                                    system.   Cross-market   transfers   between
                                    persons   holding   directly  or  indirectly
                                    through   DTC,   on  the   one   hand,   and
                                    counterparties     holding    directly    or
                                    indirectly  through CEDEL or  Euroclear,  on
                                    the other,  will be  effected in DTC through
                                    Citibank,  N.A. or The Chase Manhattan Bank,
                                    the relevant depositaries (collectively, the
                                    "Depositaries")   of  CEDEL  or   Euroclear,
                                    respectively,   and  each  a   participating
                                    member of DTC. The Class A Certificates will
                                    be initially  registered in the name of CEDE
                                    & Co., the nominee of DTC. The  interests of
                                    the  Class  A  Certificate-Holders  will  be
                                    represented  by book  entries on the records
                                    of DTC, its Participants (defined below) and
                                    Indirect  Participants  (defined  below) for
                                    the benefit of the beneficial  owners of the
                                    Class  A  Certificates   ("the   Certificate
                                    Owners").   Certificates   representing  the
                                    Class  A  Certificates  will  be  issued  in
                                    definitive   form  only  under  the  limited
                                    circumstances  described in the  Prospectus.
                                    In the case of the Class A Certificates, all
                                    references    herein   to    "Holders"    or
                                    "Certificateholders"  reflect  the rights of
                                    Certificate Owners as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and participating members thereof, except as otherwise specified herein. The Class A Certificates are issuable in minimum denominations of $1,000 and increments of $1,000 in excess thereof, except that any Certificate in book-entry form in an amount less than $1,000 shall be issued in a minimum denomination equal to the amount represented by such Certificate.

Pass-Through Rate.................  The  "Pass-Through  Rate"  on  the  Class  A
                                    Certificates on each  Distribution Date will
                                    be a rate per  annum  equal  to:  (i) in the
                                    case  of  the   Class  A-1   Variable   Rate
                                    Certificates,  the  lesser of (a) the London
                                    InterBank  offered rate for one-month United
                                    States dollar deposits ("LIBOR") (calculated
                                    as  described  under   "Description  of  the
                                    Certificates--Calculation  of  LIBOR") as of
                                    the  second   business   day  prior  to  the
                                    immediately preceding  Distribution Date (or
                                    in  the   case  of  the   April   15,   1998
                                    Distribution Date, as of the second business day prior to the Closing Date) plus 0.12% per annum and (b) the Available Funds Cap ---- Rate applicable to such Distribution
                                    Date (the  "Class A-1  Pass-Through  Rate"),
                                    (ii) in the case of the Class A-2 Fixed Rate
                                    Certificates, 6.350% per annum (the

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                                      S-4

--------------------------------------------------------------------------------

                                    "Class A-2 Pass-Through Rate"), (iii) in the
                                    case   of   the   Class   A-3   Fixed   Rate
                                    Certificates,  6.515% per annum (the  "Class
                                    A-3 Pass-Through Rate") and (iv) in the case
                                    of the Class A-4  Fixed  Rate  Certificates,
                                    6.960%   per   annum    (the    "Class   A-4
                                    Pass-Through  Rate"). If the majority holder
                                    of the  Subordinate  Certificates  fails  to
                                    exercise its option to purchase the Mortgage
                                    Loans on the Clean-up  Call Date (as defined
                                    herein),  the  Class A-4  Pass-Through  Rate
                                    shall be increased  by 0.50% per annum.  See
                                    "Pooling            and            Servicing
                                    Agreement--Termination"      herein.     The
                                    "Available   Funds   Cap  Rate"  as  of  any
                                    Distribution Date shall be a per annum rate,
                                    equal  to  (a)  the   aggregate   amount  of
                                    interest due and  collected (or advanced) on
                                    the   Mortgage   Loans   for   the   related
                                    Collection Period minus the aggregate of the
                                    Servicing  Fee,  fees payable to the Trustee
                                    and   Trust    Administrator   (the   "Trust
                                    Administration  Fee") and the  premium  with
                                    respect  to  the  Policy   payable  on  such
                                    Distribution Date, divided by (b) the Stated
                                    Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Distributions-General.............  Distributions  on the  Class A  Certificates
                                    will be made on the 15th  day of each  month
                                    or, if such day is not a  business  day,  on
                                    the next succeeding  business day, beginning
                                    on April 15, 1998. The  "Collection  Period"
                                    with respect to any Distribution Date is the
                                    calendar  month  immediately  preceding  the
                                    month  in  which  such   Distribution   Date
                                    occurs.   The   "Determination   Date"  with
                                    respect to any Distribution  Date is the 5th
                                    business  day  prior  to  such  Distribution
                                    Date. The "Interest  Accrual Period" for any
                                    Distribution  Date is (i) in the case of the
                                    Variable Rate Certificates,  the period from
                                    and including  each  Distribution  Date (or,
                                    with   respect   to  the  April   15,   1998
                                    Distribution  Date, the Closing Date) to and
                                    including  the  day  preceding  the  current
                                    Distribution  Date,  and (ii) in the case of
                                    the Fixed Rate  Certificates,  the  calendar
                                    month  immediately  preceding  the  month in
                                    which such  Distribution  Date  occurs.  All
                                    calculations  of  interest  on the  Class  A
                                    Certificates  will be based,  in the case of
                                    the  Variable  Rate  Certificates,   on  the
                                    actual number of days elapsed in the related
                                    Interest  Accrual  Period and a 360-day year
                                    and,   in  the  case  of  the   Fixed   Rate
                                    Certificates, on a 360-day year consisting of twelve 30-day months. See "Description of the Certificates" herein.

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                                      S-5
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Interest Distributions............  On each  Distribution  Date,  holders of the
                                    Class A  Certificates  will be  entitled  to
                                    receive    interest    distributions    (the
                                    "Interest Distribution Amount") in an amount
                                    equal to (i)  interest  accrued  during  the
                                    related   Interest  Accrual  Period  on  the
                                    Certificate   Principal   Balance   of   the
                                    applicable   Class  A  Certificate   at  the
                                    related   Pass-Through   Rate,   subject  to
                                    reduction  only in the  event of  shortfalls
                                    caused by the Relief Act (defined  below) or
                                    Prepayment  Interest  Shortfalls (as defined
                                    herein)  ("Accrued  Certificate  Interest"),
                                    plus (ii) shortfalls of Accrued  Certificate
                                    Interest    from    prior    periods.    See
                                    "Description  of the  Certificates--Interest
                                    Distributions" herein.

Principal Distributions...........  On  each  Distribution  Date,  the  Class  A
                                    Certificates, in the order and in the amount
                                    the  respective   Classes  are  entitled  to
                                    payment,    will   receive   the   Principal
                                    Distribution  Amount  in  reduction  of  the
                                    Certificate  Principal  Balance of each such
                                    Class. Any remaining unpaid principal of the
                                    Certificates  will  be due  and  payable  on
                                    their  respective  Final Maturity Dates. The
                                    Class A Certificates are "sequential pay" in
                                    that the Holders of the Class A-4 Fixed Rate
                                    Certificates  will  receive no  payments  of
                                    principal  until the  Class A-3  Certificate
                                    Principal  Balance  (as  defined  below) has
                                    been  reduced  to zero,  the  Holders of the
                                    Class  A-3  Fixed  Rate   Certificates  will
                                    receive no payments of principal until the Class A-2 Certificate Principal Balance (as defined below) has been reduced to zero and the Holders of the Class A-2 Fixed Rate Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance (as defined below) has been reduced to zero.

                                    On each Distribution Date an amount equal to
                                    the Principal  Distribution  Amount (defined
                                    below) will be  distributed in the following
                                    order:  first,  to the  Holders of the Class
                                    A-1  Variable  Rate  Certificates  until the
                                    Class A-1 Certificate  Principal Balance has
                                    been reduced to zero, second, to the Holders
                                    of the  Class A-2  Fixed  Rate  Certificates
                                    until the Class  A-2  Certificate  Principal
                                    Balance has been reduced to zero,  third, to
                                    the  Holders  of the Class  A-3  Fixed  Rate
                                    Certificates until the Class A-3 Certificate
                                    Principal  Balance has been  reduced to zero
                                    and fourth,  to the Holders of the Class A-4
                                    Fixed Rate Certificates  until the Class A-4
                                    Certificate   Principal   Balance  has  been
                                    reduced to zero.

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                                      S-6
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                                    The  Principal   Distribution   Amount  will
                                    include,  to the extent of  available  funds
                                    from  the   Mortgage   Pool  and  except  as
                                    otherwise  described  herein,  the principal
                                    portion  of  all  monthly  payments  on  the
                                    Mortgage Loans to the extent received during
                                    the   related    Collection    Period,   all
                                    unscheduled  amounts  received in respect of
                                    the   Mortgage   Loans  during  the  related
                                    Collection  Period  that  are  allocable  to
                                    principal     (including     proceeds     of
                                    repurchases,  prepayments,  liquidations and
                                    insurance (excluding payments made under the
                                    Policy)),  principal  adjustments on account
                                    of shortfalls  relating to  substitutions of
                                    Mortgage  Loans,  and in the event  that the
                                    Class  A   Certificate   Principal   Balance
                                    exceeds  the  aggregate   Stated   Principal
                                    Balance of the Mortgage Loans, the amount of
                                    such  excess   (the   "Overcollateralization
                                    Deficit"),  and will be adjusted as a result
                                    of   the   related    required    level   of
                                    subordination,  all as described herein. The
                                    "Class A-1 Certificate Principal Balance" as
                                    of any date of determination is equal to the
                                    Original  Class  A-1  Certificate  Principal
                                    Balance,  reduced  by the  aggregate  of all
                                    amounts  allocable to  principal  previously
                                    distributed  with  respect  to the Class A-1
                                    Variable Rate  Certificates.  The "Class A-2
                                    Certificate  Principal  Balance"  as of  any
                                    date  of   determination  is  equal  to  the
                                    Original  Class  A-2  Certificate  Principal
                                    Balance,  reduced  by the  aggregate  of all
                                    amounts  allocable to  principal  previously
                                    distributed  with  respect  to the Class A-2
                                    Fixed  Rate  Certificates.  The  "Class  A-3
                                    Certificate  Principal  Balance"  as of  any
                                    date  of   determination  is  equal  to  the
                                    Original  Class  A-3  Certificate  Principal
                                    Balance,  reduced  by the  aggregate  of all
                                    amounts  allocable to  principal  previously
                                    distributed  with  respect  to the Class A-3
                                    Fixed  Rate  Certificates.  The  "Class  A-4
                                    Certificate  Principal  Balance"  as of  any
                                    determination  date is equal to the Original
                                    Class  A-4  Certificate  Principal  Balance,
                                    reduced  by the  aggregate  of all  payments
                                    allocable    to     principal     previously
                                    distributed  with  respect  to the Class A-4
                                    Fixed  Rate  Certificates.  The  Certificate
                                    Balance of the Subordinate Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans over (b) the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3

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                                      S-7
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                                    Certificate  Principal Balance and the Class
                                    A-4 Certificate Principal Balance.

                                    In  addition,  on  each  Distribution  Date,
                                    funds  received as a result of a claim under
                                    the     Policy     in    the    event    the
                                    Overcollateralization  Deficit  exceeds  the
                                    Net Monthly Excess Cashflow  (defined below)
                                    as of such  Distribution  Date (a "Remaining
                                    Overcollateralization   Deficit")   will  be
                                    distributed, as a component of the Principal
                                    Distribution  Amount, by or on behalf of the
                                    Trustee  to  the  holders  of  the  Class  A
                                    Certificates.   See   "Description   of  the
                                    Certificates--Financial  Guaranty  Insurance
                                    Policy" herein.

                                    "Net  Monthly   Excess   Cashflow"  for  any
                                    Distribution  Date is equal to the excess of
                                    (x) the  Available  Distribution  Amount for
                                    such  Distribution Date over (y) the sum for
                                    such  Distribution  Date of (A) the  Accrued
                                    Certificate   Interest  and  any  shortfalls
                                    thereon  payable to the holders of the Class
                                    A Certificates  and (B) the amount described
                                    in clauses (b)(i)-(iii) of the definition of
                                    Principal   Distribution  Amount  set  forth
                                    under        "Description       of       the
                                    Certificates--Principal Distributions of the
                                    Class A Certificates" herein.

                                    The  subordination  and cash flow provisions
                                    applicable to the  Subordinate  Certificates
                                    will,  to the  extent  of  available  funds,
                                    result  in a  limited  acceleration  of  the
                                    principal  payments  to the  holders  of the
                                    Class  A   Certificates   relative   to  the
                                    principal  payments received on the Mortgage
                                    Loans,   to  the   extent   the   amount  of
                                    overcollateralization   is  less   than  the
                                    Required     Subordinated     Amount.    The
                                    subordination   provisions  are  more  fully
                                    described under "--Credit Enhancement" below
                                    and        "Description        of        the
                                    Certificates-Overcollateralization
                                    Provisions"   herein.   Such   subordination
                                    provisions may have the effect of shortening the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to the Class A Certificateholders.

Servicing Fee.....................  The "Servicing  Fee" as of any  Distribution
                                    Date,  to be retained by the  Servicer  each
                                    month,  will be an amount equal to 0.50% per
                                    annum on the  Stated  Principal  Balance  of
                                    each    Mortgage   Loan   on   the   related
                                    Determination Date.

Credit Enhancement................  The  credit  enhancement  provided  for  the benefit of the Class A Certificateholders consists of the

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                                      S-8
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                                    overcollateralization  and the Policy,  each
                                    as described below and herein.

                                    Overcollateralization:  On the Closing Date,
                                    the  aggregate   principal  balance  of  the
                                    Mortgage  Loans as of the Cut-off  Date will
                                    be at least equal to the Class A Certificate
                                    Principal  Balance.  Thus, as of the Closing
                                    Date, the Class A Certificates will be fully
                                    collateralized.   Under  the   Pooling   and
                                    Servicing Agreement the principal balance of
                                    the   Mortgage   Loans   will  be   required
                                    subsequent to the Closing Date to exceed the
                                    Class A Certificate  Principal  Balance by a
                                    specified   amount   (i.e.,   the   Required
                                    Subordinated Amount). Until the actual level of overcollateralization increases to such required level, to the extent of available funds, a temporary period of accelerated amortization of the Class A Certificates relative to the amortization of the Mortgage Loan Pool will occur.

                                    The Pooling and Servicing Agreement provides
                                    that,  subject to certain  trigger tests set
                                    forth   therein,   the  required   level  of
                                    overcollateralization    may   increase   or
                                    decrease over time. An increase would result
                                    in  a  temporary  or  permanent   period  of
                                    accelerated  amortization  of  the  Class  A
                                    Certificates to increase the actual level of overcollateralization to equal its increased required level; a decrease would result in a temporary period of decelerated amortization of the Class A Certificates to decrease the actual level of overcollateralization to equal its required level. See "Description of the Certificates -- Overcollateralization Provisions" herein.

                                    The Financial Guaranty Insurance Policy: The
                                    Class A Certificates will be entitled to the
                                    benefit of a certificate  guaranty insurance
                                    policy to be issued  by  Financial  Security
                                    Assurance  Inc.,  discussed more fully under
                                    "--Financial   Guaranty   Insurance  Policy"
                                    below.   See   also   "Description   of  the
                                    Certificates" herein.

Financial Guaranty
   Insurance Policy ..............  The Insurer will issue the Policy as a means of providing credit enhancement to the Class
                                    A  Certificates.   Under  the  Policy,   the
                                    Insurer will irrevocably and unconditionally
                                    guarantee  payment to the  Trustee,  for the
                                    benefit  of  the  holders  of  the  Class  A
                                    Certificates,  on each Distribution Date, as
                                    further  described herein, of an amount that
                                    will  cover  any   shortfalls   (except  for
                                    shortfalls  in respect of the Relief

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                                      S-9

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                                    Act and Prepayment  Interest  Shortfalls) in
                                    amounts    available    for   the   Interest
                                    Distribution   Amount   for   the   Class  A
                                    Certificates      plus     any     Remaining
                                    Overcollateralization  Deficits.  The Policy
                                    will also guarantee  payment to the Trustee,
                                    for the  benefit of the holders of the Class
                                    A  Certificates,  of the Class A Certificate
                                    Principal  Balance to the  extent  unpaid on
                                    the  final   Distribution  Date  or  earlier
                                    termination  of the Trust Fund. A payment by
                                    the Insurer  under the Policy is referred to
                                    herein as an "Insured  Payment."  The Policy
                                    does not  guarantee the holders of the Class
                                    A   Certificates   any  specified   rate  of
                                    principal payments. See "Description of the Certificates--Financial Guaranty Insurance
                                    Policy" herein.

Monthly Advances..................  The Servicer is required to make advances in respect of  delinquent  payments of interest
                                    on  the  Mortgage   Loans,   to  the  extent
                                    described herein and only to the extent that
                                    the Servicer  determines such advances would
                                    be  recoverable  from  future  payments  and
                                    collections  on the Mortgage  Loans.  In the
                                    event the Servicer  fails in its  obligation
                                    to  make  any  such   advance,   the   Trust
                                    Administrator will be obligated to make such
                                    advance,  to  the  extent  required  in  the
                                    Pooling and Servicing Agreement.  As further
                                    described  herein,  the  credit  enhancement
                                    will  provide  protection  to the holders of
                                    the  Class  A   Certificates   against   any
                                    shortfalls  resulting from  delinquencies as
                                    to which a Monthly Advance is not made or is
                                    determined   to   be   nonrecoverable.   See
                                    "Description  of  the  Certificates--Monthly
                                    Advances"   herein  and  "Servicing  of  the
                                    Mortgage Loans and  Contracts--Advances  and
                                    Limitations Thereon" in the Prospectus.

Record Date.......................  The Record Date for each  Distribution  Date will be the  close of  business  on the last
                                    business  day of  the  month  preceding  the
                                    month  in  which  such   Distribution   Date
                                    occurs.     See    "Description    of    the
                                    Certificates--General" herein.

Optional Termination..............  At its option,  the  majority  holder of the
                                    Subordinate  Certificates  (with the consent
                                    of  the  Insurer,  if  such  purchase  would
                                    result  in a draw  on the  Policy  or  would
                                    result  in   outstanding   amounts  due  the
                                    Insurer  under the  Insurance  Agreement) or
                                    the Insurer may purchase all of the Mortgage
                                    Loans,   together  with  any  properties  in
                                    respect thereof acquired by or on behalf of the Trustee, and thereby effect termination of the Trust Fund and early retirement of the Certificates, on

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                                      S-10
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                                    any  Distribution  Date (the  first  date on
                                    which such event occurs,  the "Clean-up Call
                                    Date")  on  which  the  aggregate  principal
                                    balance  of  the  Mortgage  Loans  and  such
                                    properties  remaining is 10% or less, in the
                                    case of a purchase by the majority holder of
                                    the  Subordinate  Certificates,  and  5%  or
                                    less,  in  the  case  of a  purchase  by the
                                    Insurer,  of the aggregate  Stated Principal
                                    Balance  of  the  Mortgage  Loans  as of the
                                    Cut-off  Dates  thereof.  In the  event  the
                                    majority    holder   of   the    Subordinate
                                    Certificates  or the Insurer  exercises such
                                    option,   the  purchase   price  payable  in
                                    connection therewith generally will be equal
                                    to  par  plus  accrued   interest  for  each
                                    Mortgage  Loan at the related  mortgage rate
                                    (the  "Mortgage  Rate") to but not including
                                    the  first  day of the  month in which  such
                                    repurchase  price is  distributed,  together
                                    with any  amounts  due to the  Servicer  for
                                    servicing  compensation at the Servicing Fee
                                    rate.  In the event the  majority  holder of
                                    the Subordinate  Certificates or the Insurer
                                    exercises  such  option,  the portion of the
                                    purchase  price  allocable  to the  Class  A
                                    Certificates  will  be,  to  the  extent  of
                                    available funds  (including funds paid under
                                    the   Policy),   (i)   100%   of  the   then
                                    outstanding  Class A  Certificate  Principal
                                    Balance,  plus (ii) one month's  interest on
                                    the then  outstanding  Class A-1 Certificate
                                    Principal  Balance  thereof at the Class A-1
                                    Pass-Through  Rate, one month's  interest on
                                    the then  outstanding  Class A-2 Certificate
                                    Principal   Balance   at   the   Class   A-2
                                    Pass-Through  Rate, one month's  interest on
                                    the then  outstanding  Class A-3 Certificate
                                    Principal   Balance   at   the   Class   A-3
                                    Pass-Through  Rate and one month's  interest
                                    on   the   then   outstanding    Class   A-4
                                    Certificate  Principal  Balance at the Class
                                    A-4   Pass-Through   Rate,  plus  (iii)  any
                                    previously   accrued  but  unpaid   interest
                                    thereon.

                                    If the  majority  holder of the  Subordinate
                                    Certificates  fails to exercise such option,
                                    the  Class  A-4  Pass-Through  Rate  will be
                                    increased   by  0.50%  per  annum  for  each
                                    Distribution  Date after the  Clean-up  Call
                                    Date.    See    "Pooling    and    Servicing
                                    Agreement--Termination" herein.

Special Prepayment
   Considerations.................  The  rate  and   timing   of   distributions
                                    allocable   to  principal  on  the  Class  A
                                    Certificates will depend, in general, on the
                                    rate  and  timing  of   principal   payments
                                    (including prepayments and collections upon defaults, liquidations, insured payments and repurchases) on the Mortgage Loans and the allocation thereof to pay

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                                      S-11

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                                    principal  on the  Class A  Certificates  as
                                    provided   herein.   As  is  the  case  with
                                    mortgage      pass-through      certificates
                                    generally, the Class A Certificates are subject to substantial inherent cashflow uncertainties because the related Mortgage Loans may be prepaid at any time. See "The Mortgage Pool" herein.

                                    Generally,  when  prevailing  interest rates
                                    are increasing, prepayment rates on mortgage
                                    loans tend to  decrease;  a decrease  in the
                                    prepayment  rates on the Mortgage Loans will
                                    result  in  a  reduced   rate  of  principal
                                    payments  to   investors   in  the  Class  A
                                    Certificates at a time when  reinvestment at
                                    such  higher   prevailing   rates  would  be
                                    desirable.   Conversely,   when   prevailing
                                    interest  rates  are  declining,  prepayment
                                    rates on mortgage loans tend to increase; an
                                    increase  in  the  prepayment  rates  on the
                                    Mortgage Loans will result in a greater rate
                                    of return of  principal  to investors in the
                                    Class  A   Certificates   at  a  time   when
                                    reinvestment at comparable yields may not be possible.

Special Yield Considerations......  The  yield  to   maturity  on  the  Class  A
                                    Certificates will depend, in general, on (i)
                                    the  purchase  price  and  (ii) the rate and
                                    timing  of  principal  payments   (including
                                    insured     payments,     prepayments    and
                                    collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the application thereof to reduce the Class A
                                    Certificate Principal Balance, as well as other factors.

                                    In general,  if the Class A Certificates are
                                    purchased   at  a  premium   and   principal
                                    distributions thereon occur at a rate faster
                                    than  anticipated  at the time of  purchase,
                                    the investor's actual yield to maturity will
                                    be lower  than that  assumed  at the time of
                                    purchase.  Also, if the Class A Certificates
                                    are  purchased at a discount  and  principal
                                    distributions thereon occur at a rate slower
                                    than that  assumed at the time of  purchase,
                                    the investor's actual yield to maturity will
                                    be lower than that  originally  anticipated.
                                    See  "Yield  on  the   Certificates--General
                                    Prepayment Considerations."

                                    The yield on the Certificates may also be affected by the exercise by the majority holder of the Subordinate Certificates or the Insurer of its right to purchase the Mortgage Loans and properties acquired in respect thereof.

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                                      S-12

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Certain Federal Income
   Tax Consequences...............  An  election  will be made to treat  certain assets  of the  Trust  Fund as a  REMIC  for
                                    federal  income tax purposes.  Each Class of
                                    the Class A Certificates  will be designated
                                    as a  "regular  interest"  in a REMIC  and a
                                    separate  class  of  certificates   will  be
                                    designated as the "residual  interest"  with
                                    respect  to  the  REMIC.  Certificateholders
                                    that would  otherwise  report income under a
                                    cash method of  accounting  will be required
                                    to include in income interest on the Class A
                                    Certificates   (including   original   issue
                                    discount, if any) in accordance with an accrual method of accounting. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings...........................  It is a  condition  to the  issuance  of the
                                    Certificates  that the Class A  Certificates
                                    be rated "AAA" by Standard & Poor's  Ratings
                                    Services,  a  division  of  The  McGraw-Hill
                                    Companies,  Inc. ("Standard & Poor's"),  and
                                    "Aaa" by  Moody's  Investors  Service,  Inc.
                                    ("Moody's").  The  ratings  on the  Class  A
                                    Certificates   are  based  in  part  on  the
                                    ratings of the claims-paying  ability of the
                                    Insurer by  Standard  & Poor's and  Moody's.
                                    Any change in the  ratings of the Insurer by
                                    Standard & Poor's and  Moody's may result in
                                    a  change  in the  ratings  on the  Class  A
                                    Certificates.    The   Depositor   has   not
                                    requested that any rating agency rate the Class A Certificates other than as stated above. If another rating agency were to rate the Class A Certificates, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" herein.

Legal Investment..................  The  Class  A   Certificates   will  not  be
                                    "mortgage  related  securities"  within  the
                                    meaning  of the  Secondary  Mortgage  Market
                                    Enhancement  Act  of  1984  ("SMMEA").   The
                                    appropriate  characterization of the Class A
                                    Certificates  under various legal investment
                                    restrictions,   and  thus  the   ability  of
                                    investors  subject to these  restrictions to
                                    purchase  the Class A  Certificates,  may be
                                    subject    to    significant    interpretive
                                    uncertainties.     All    investors    whose
                                    investment

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                                      S-13

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                                    authority  is subject to legal  restrictions
                                    should  consult their own legal  advisors to
                                    determine  whether  and to what  extent  the
                                    Class  A   Certificates   constitute   legal
                                    investments for them. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations..............  A fiduciary of any employee  benefit plan or other retirement  arrangement subject to the
                                    Employee  Retirement  Income Security Act of
                                    1974, as amended ("ERISA"),  or Section 4975
                                    of the Code should review carefully with its
                                    legal  advisors   whether  the  purchase  or
                                    holding of Class A  Certificates  could give
                                    rise to a transaction  that is prohibited or
                                    is  not  otherwise  permitted  either  under
                                    ERISA or Section 4975 of the Code.  The U.S.
                                    Department of Labor has issued an individual
                                    exemption,  Prohibited Transaction Exemption
                                    90-32, to Prudential Securities Incorporated
                                    and  an  individual  exemption,   Prohibited
                                    Transaction  Exemption 96-22, to First Union
                                    Capital Markets, that generally exempts from
                                    the application of certain of the prohibited
                                    transaction  provisions  of  Section  406 of
                                    ERISA,  and the excise taxes imposed on such
                                    prohibited  transactions by Sections 4975(a)
                                    and (b) of the Code and  Section  502(i)  of
                                    ERISA,    transactions   relating   to   the
                                    purchase,  sale and holding of  pass-through
                                    certificates    such   as   the    Class   A
                                    Certificates and the servicing and operation
                                    of  asset  pools,   provided   that  certain
                                    conditions   are   satisfied.   See   "ERISA
                                    Considerations"     in    this    Prospectus
                                    Supplement.

Use of Proceeds...................  Substantially  all of the net proceeds to be received  from  the  sale  of  the  Class  A
                                    Certificates   will   be   used   to   repay
                                    indebtedness  secured by the Mortgage  Loans
                                    (including   indebtedness  under  facilities
                                    with affiliates of the  Underwriters) and to
                                    pay expenses incurred in connection with the
                                    pooling  of  the  Mortgage   Loans  and  the
                                    issuance of the Certificates.

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                                      S-14

                                  RISK FACTORS

      In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Class A Certificates.

Underwriting Standards and Potential Delinquencies

      The Originator acquires/originates mortgage loans made to borrowers who have limited access to credit or who may be considered credit-impaired by conventional lending standards and accordingly do not qualify for loans conforming to FNMA or FHLMC guidelines. A borrower's past credit history may not preclude the Originator from acquiring/originating a loan; however, it will reduce the size (and consequently the Loan-to-Value Ratio) of the loan that the Originator is willing to make. As a result of this approach to underwriting, the Mortgage Loans in the Trust Fund may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in conformance with FNMA or FHLMC guidelines. In addition, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated to conform to FNMA or FHLMC guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

Limited Operating History

      The Originator was incorporated in June 1995 and commenced originating and acquiring sub-prime mortgage loans in September 1995. Accordingly, the Originator, as an originator or acquirer of mortgage loans, does not have representative historical delinquency, bankruptcy, foreclosure or default experience  that may be  referred  to for  purposes  of  estimating  the  future delinquency and loss experience of the Mortgage Loans. A majority of the Mortgage Loans in the Mortgage Pool are originated on a retail basis (directly by the Originator) out of the Originator's retail offices located in Indianapolis, Indiana, Phoenix, Arizona, Greenville, South Carolina and Houston, Texas. The Originator's retail operation began in the Indianapolis office in April 1996, the Phoenix office was opened in November 1996, the Greenville office in January 1997 and the Houston office in September, 1997. Prior to this time the Originator originated mortgage loans only on a wholesale basis. Most of the personnel who underwrite loans for the Originator in the Indianapolis, Phoenix, Greenville and Houston offices have not been associated with the Originator for more than two years. Those loans that are originated on a retail basis are underwritten at the respective retail offices by the respective office personnel thereof. Because the retail mortgage lending operations were only recently established and have a limited operating history, the delinquency, foreclosure, bankruptcy and loss experience of such retail Mortgage Loans is not available.

Limited Servicing History

      Historically, the Originator has been in the business of originating or acquiring mortgage loans and selling those loans in the secondary market on a servicing released basis, generally within two to three months after origination/acquisition. In January 1997, the Originator began accumulating mortgage loans for sale on a servicing retained basis and will continue to service the Mortgage Loans that will constitute the Mortgage Pool. Accordingly, the Originator does not have the representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of future delinquency and loss experience of the Mortgage Loans. However, the Mortgage Loan Division of its parent, Emergent Group, Inc., has been servicing mortgage loans

(primarily in the State of South Carolina) since 1991 and such historical delinquency, bankruptcy, foreclosure or default experience is contained in the tables under the section "The Servicer." Much of the same personnel that have been involved in servicing mortgage loans for affiliates of the Originator (in the Parent's Mortgage Loan Division) will act in similar capacities with respect to the servicing of the Mortgage Loans by the Servicer.

Sensitivity to Prepayments

      A majority of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Mortgage Loans. See "Yield on the Certificates--General Prepayment Considerations" herein. Although all of the Mortgage Loans in the Mortgage Pool will be secured by first lien mortgages, certain Mortgaged Properties are also encumbered by second liens. Mortgage loans secured by mortgaged properties with second liens may have different prepayment characteristics than those with only first liens. The rate of prepayments on fixed-rate mortgage loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Certificates and, if purchased at other than par, the yields realized by Certificate Owners will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the "Prepayments")) on the Mortgage Loans. In general, the yield on a Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans. Conversely, the yield on a Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level. See "Yield on the Certificates" herein.

Geographic Concentration

      Approximately 60.08% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties located in the States of Florida, Georgia, Louisiana, Michigan, North Carolina, Pennsylvania and South Carolina (each of which states accounts for in excess of 5% of the aggregate principal balance of the Mortgage as of the Cut-off Date). If the residential real estate markets in any of such States should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase, perhaps substantially. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

Limited Liquidity

      Prior to their issuance, there has been no market for the Class A Certificates and there can be no assurance that one will develop or, if it does develop, that it will provide Certificate Owners with liquidity or will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates.

Difficulty in Pledging

      Since transactions in Class A Certificates can be effected only through DTC, CEDEL or Euroclear, their Participants and Indirect Participants, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates Book-Entry Registration and Definitive Certificates" herein.

Potential Delays in Receipt of Distributions

      Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trust Administrator to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates-Book-Entry Registration and Definitive Certificates" herein.

Additional Risks Associated with the Mortgage Loans

      Approximately 24.30% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, had an original Loan-to-Value Ratio at origination in excess of 80% (but none of the Mortgage Loans had a Loan-to-Value Ratio in excess of 100%). Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. None of the Mortgage Loans will be covered by a primary mortgage insurance policy. Substantially all of the Mortgage Loans were originated or acquired within the last three months and therefore have limited seasoning. Accordingly, there can be no assurance as to the likelihood of default by the mortgagors or as to the likelihood of delinquency. See "The Mortgage Pool--General" herein.

      Although all of the Mortgage Loans will be secured by first liens on the related Mortgaged Property, certain of the Mortgaged Properties are also encumbered by second liens (which will not be held by the Trust Fund). A mortgagee with a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. As a result, the prepayment, delinquency and foreclosure experience of mortgage loans with second liens on the related mortgaged properties may differ from those with first mortgages only.

Risk of Higher Default Rates for Mortgage Loans with Balloon Payments

      24.72% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are loans that provide for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

Limited Obligations

      The Class A Certificates are limited recourse obligations of the Trust. The Class A Certificates will not represent an interest in or obligation of the Originator, the Depositor, the Seller, the Servicer, the Trustee, the Trust Administrator or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Depositor, the Seller, and the Servicer (in its capacity as Originator) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and of the Servicer with respect to its servicing obligations under the Pooling and Servicing Agreement (including the limited obligation to make certain Monthly Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Originator, Depositor, the Seller, the Servicer, the Trustee, the Trust Administrator or any of their respective affiliates. The Class A Certificates are covered by the Policy, as and to the extent described under the caption, "Description of the Certificates--Financial Guaranty Insurance Policy" herein. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) and of the Policy will be the sole source of payments on the Class A Certificates, and there will be no recourse to the Depositor, the Seller, the Servicer, the Trustee, the Trust Administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Class A Certificates.

Risk of Potential Termination of the Trust Fund

      The Trust Fund may be terminated by the majority holder of the Subordinate Certificates or by the Insurer, each exercising its optional termination right when the aggregate Stated Principal Balances of the Mortgage Loans and any Mortgaged Properties acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure and still in the Trust Fund have declined to ten percent or less, in the case of the majority holder of the Subordinate Certificates, or five percent or less, in the case of the Insurer, of the aggregate Stated Principal Balance as of the Cut-off Date. See "Pooling and Servicing Agreement--Termination." Such a termination would be the equivalent of a prepayment of all the Mortgage Loans. The Certificate Owners would receive from the proceeds resulting from any such termination, any interest accrued and unpaid, together with any distribution of principal owed and unpaid, in the order of priority set forth under "Description of Certificates-Principal Distributions on the Class A Certificates." Any such termination of the Trust Fund will reduce the yield to maturity on Class A Certificates purchased at a premium.

The Status of the Mortgage Loans in the Event of Insolvency of the Originator

      The Originator has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by the Originator under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in the consolidation of the assets and liabilities of the Seller with those of the Originator. These steps will include the creation of the Seller as a separate, limited-purpose entity pursuant to the Seller's Certificate of Incorporation, which shall contain certain limitations (including restrictions on the nature of the Seller's business) and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of the board of directors of the Seller. The Certificate of Incorporation of the Seller includes a provision that requires the Seller to have at least two directors who qualify under the Certificate of Incorporation as "independent directors."

      The Seller has received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, a court would conclude that the assets and liabilities of the Seller would not be consolidated with the assets and liabilities of the Originator in the event of the application of the federal bankruptcy laws to the Originator. If a court concluded otherwise, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. The Seller is not expected to have any significant assets or sources of funds.

Piggy Back Mortgage Loans

      Approximately 70.28% of the aggregate Stated Principal Balance of the Mortgage Loans is secured by Mortgaged Properties which are also encumbered by second lien mortgages that were originated or acquired by the Originator (the "Piggy Back Mortgage Loans"). Such second lien mortgages will not be included in the Trust Fund, but will be (or have been) sold on a servicing released basis in the secondary market. Piggy Back Mortgage Loans may experience different rates of delinquency, foreclosure and losses than the Mortgage Loans secured by Mortgaged Properties not encumbered by second lien mortgages. In addition, Piggy Back Mortgage Loans may have different prepayment characteristics than the Mortgage Loans secured by Mortgaged Properties not encumbered by second lien mortgages. See "The Mortgage Pool--Statistical Information" herein.

                                  THE INSURER

      The  following   information  has  been  supplied  by  Financial  Security
Assurance Inc. (the "Insurer") for inclusion in this Prospectus Supplement.

General

      The Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

      The Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. The Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Insurer's underwriting criteria.

      The Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Insurer or any claim under any insurance policy issued by the Insurer or to make any additional contribution to the capital of the Insurer.

      The principal executive offices of the Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

Reinsurance

      Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.

Ratings of Claims-Paying Ability

      The Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by each of Standard & Poor's, Fitch IBCA, Inc., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."

Capitalization

      The following table sets forth the capitalization of the Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

                                                              September 30, 1996
                                                              ------------------
                                                                  (Unaudited)
Deferred Premium Revenue (net of
   prepaid reinsurance premiums ...........................        $  402,891
                                                                   ----------
Shareholder's Equity:
   Common Stock ...........................................            15,000
   Additional Paid-In Capital .............................           646,620
   Unrealized Gain on Investments
     (net of deferred income taxes)........................            20,808
   Accumulated Earnings ...................................           212,033
Total Shareholder's Equity ................................           894,461
                                                                   ----------
Total Deferred Premium Revenue
   and Shareholder's Equity ...............................        $1,297,352
                                                                   ==========

      For further information concerning the Insurer and subsidiaries, see the Consolidated Financial Statements of the Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

      The consolidated financial statements of the Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1996 and (b) the Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

      All financial statements of the Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

      The Originator has informed the Insurer that the Originator will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to Emergent Mortgage Corp., 15 S. Main Street, Suite 750, Greenville, South Carolina, 29601, Attn: Kevin Mast.

Insurance Regulation

      The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("Single Risks") and the volume of transactions ("Aggregate Risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                        THE SERVICER AND THE ORIGINATOR

      Emergent Mortgage Corp., a South Carolina corporation, headquartered in Greenville, South Carolina, will serve as the Servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Emergent Mortgage Corp. is a wholly-owned subsidiary of Emergent Group, Inc. At December 31, 1997, Emergent Mortgage Corp. had approximately $338.4 million in assets, approximately $261.3 million in liabilities and approximately $77.1 million in equity.

      Effective March 31, 1998, Emergent Mortgage Corp. will officially change its name to HomeGold, Inc. The Servicer plans to originate mortgage loans and conduct all business under the name HomeGold, Inc.

                              EMERGENT GROUP, INC.

      Emergent Group, Inc., (the "Parent") is a diversified financial services company headquartered in Greenville, South Carolina, that, through its subsidiaries, originates, services and sells mortgage loans, small business loans, and auto loans. The Parent is planning to sell its auto loan division by March 31, 1998. The Parent, through its subsidiaries, makes substantially all of its loans to non-prime borrowers.

      The Parent was incorporated in South Carolina in 1968 under the name Golden Tye Corporation and conducted operations related to the railroad transportation industry. During the period from 1980 through 1990, the Parent's business suffered significant operating losses. In December 1990, approximately 40% of the Parent's equity was acquired by a small group of investors, including the Parent's current Chairman and Chief Executive Officer. In connection with such acquisition, a substantially new Board of Directors was elected and new executive officers were appointed. In 1991, the Parent changed its name to Emergent Group, Inc. and began operating its financial services business.

      The Parent began its transformation to a financial services company with its acquisition of Carolina Investors, Inc. ("CII") in May 1991. At the time of acquisition, CII had approximately $32 million in mortgage loans (located primarily in the state of South Carolina) and did not sell any loans in the secondary market. Since the Parent acquired CII, it has expanded its Mortgage Loan Division significantly. In connection with this expansion, the Originator was formed by the Parent to expand its mortgage origination business outside of the State of South Carolina. The Parent's mortgage loan division is principally comprised of the Originator and CII (the "Mortgage Loan Division"). In particular, the Mortgage Loan Division has significantly increased its loan originations, initially through establishing relationships with mortgage bankers and mortgage brokers through which it originated mortgage loans on a wholesale basis and, beginning in April 1996, through its retail operations. During 1994, 1995, 1996 and 1997 mortgage loan originations totaled $99.4 million, $192.8 million, $328.6 million and $1.083 billion, respectively. During 1994, 1995, 1996 and 1997, the Mortgage Loan Division sold or securitized $54.6 million, $127.6 million, $284.8 million and $922.9 million, respectively, in mortgage loans.

      At December  31,  1997,  the Parent had  approximately  $416.2  million in
assets,   approximately  $352.8  million  in  liabilities   (including  minority
interest) and approximately $63.4 million in equity.

                               THE MORTGAGE POOL

General

      The Mortgage Pool consists of closed end, fixed rate home equity loans. The Mortgage Loans are secured by first lien mortgages or deeds of trust or other similar security instruments on single family residences (which may be attached, detached, part of a two-to-four family dwelling, a condominium, townhouse or a unit in a planned unit development) and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool were originated or acquired by the Originator in the ordinary course of business and will be sold to the Seller, subsequently to the Depositor and then to the Trust Fund. See "--Underwriting Standards; Representations" herein. The Originator will act as the Servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

      A large number of Mortgaged Properties are also encumbered by second lien mortgages held by the Originator ("Piggy Back Mortgage Loans"). The second lien mortgages will not be sold to the Trust Fund but will be sold in the secondary market on a servicing released basis.

      The statistical information presented in this Prospectus Supplement describes the Mortgage Loans and the characteristics of such Mortgage Loans as of the Cut-off Date.

Statistical Information

      Set forth below is certain summary statistical information regarding the Mortgage Loans expected to be included in the Trust Fund as of the Closing Date. All such information is approximate and is given as of the Cut-off Date. It is expected that the actual Mortgage Loan pool as of the Closing Date will represent approximately $63,022,886.01. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other Mortgage Loans may be substituted therefor. In addition, Mortgage Loans may be prepaid at any time. As a result, certain characteristics of the Mortgage Loans in the Trust Fund on the Closing Date may vary from the characteristics set forth below in respect of the Mortgage Loans as of the Cut-off Date.

      There are 967 Mortgage Loans secured by Mortgaged Properties located in 36 states and the District of Columbia. With respect to the Mortgage Loans as of the Cut-off Date: the aggregate Stated Principal Balance was $63,022,886.01; the Stated Principal Balances ranged from $9,850.00 to $468,000.00; the average Stated Principal Balance was $65,173.62; the Mortgage Rates ranged from 8.440% to 15.954%; the weighted average Mortgage Rate was 11.005%; 100% of the aggregate Stated Principal Balance of the Mortgage Loans is secured by first lien mortgages; 97.91% of the aggregate Stated Principal Balances of the Mortgage Loans were secured by mortgages on owner-occupied properties; 75.28% of the aggregate Stated Principal Balances of the Mortgage Loans were fully amortizing; 24.72% of the aggregate Stated Principal Balances of the Mortgage Loans were partially amortizing ("Balloon Loans"); the original Loan-to-Value Ratios ranged from 12.000% to 90.000%; the weighted average original Loan-to-Value Ratio was 77.108%; the original terms to stated maturity ranged from 48 months to 361 months; the weighted average original term to stated maturity was approximately 209 months; the remaining terms to stated maturity ranged from 48 months to 360 months; the weighted average remaining term to stated maturity was approximately 208 months; and no more than 0.743% of the aggregate Stated Principal Balance of the Mortgage Loans is secured by Mortgaged Properties located in any one postal ZIP code area. While all of the Mortgage Loans are secured by first liens on the related Mortgaged Properties, approximately 70.28% of the Mortgaged Properties with respect to the aggregate Stated Principal Balance of the Mortgage Loans are also encumbered by second liens originated or acquired by the Originator (the "Piggy Back Mortgage Loans"). The weighted average combined Loan-to-Value Ratios of the Piggy Back Mortgage Loans is approximately 100.842% and the weighted average combined Loan-to-Value Ratios of the Mortgage Loans is approximately 93.965%.

        Principal Balances of the Mortgage Loans as of the Cut-off Date
                          Number of                        Percentage of Cut-
Range of Cut-off Date     Mortgage   Aggregate Unpaid      Off Date Aggregate
 Principal Balances        Loans     Principal Balance      Principal Balance
 ------------------        -----     -----------------      -----------------

   5,000 <= 10,000            2        $   19,850.00                0.03%
   10,000 <= 15,000           6            82,097.76                0.13
   15,000 <= 20,000          16           285,036.73                0.45
   20,000 <= 25,000          27           614,272.71                0.97
   25,000 <= 30,000          41         1,139,768.77                1.81
   30,000 <= 35,000          51         1,666,269.08                2.64
   35,000 <= 40,000          81         3,074,619.14                4.88
   40,000 <= 45,000          90         3,845,380.72                6.10
   45,000 <= 50,000          70         3,320,444.49                5.27
   50,000 <= 55,000          80         4,186,419.62                6.64
   55,000 <= 60,000          90         5,170,016.50                8.20
   60,000 <= 65,000          53         3,339,700.72                5.30
   65,000 <= 70,000          50         3,366,965.50                5.34
   70,000 <= 75,000          63         4,568,139.61                7.25
   75,000 <= 80,000          34         2,623,642.79                4.16
   80,000 <= 85,000          33         2,724,767.31                4.32
   85,000 <= 90,000          23         2,017,414.36                3.20
   90,000 <= 95,000          14         1,294,788.00                2.05
   95,000 <= 100,000         19         1,852,936.06                2.94
   100,000 <= 150,000        89        10,538,221.86               16.72
   150,000 <= 200,000        22         3,691,767.90                5.86
   200,000 <= 250,000         9         1,936,804.38                3.07
   300,000 <= 350,000         1           339,562.00                0.54
   400,000 <= 450,000         1           402,000.00                0.64
           > 450,000          2           922,000.00                1.46

--------------------------------------------------------------------------------
   Total...............     967       $63,022,886.01               100.00%
================================================================================

                    Loan Summary Stratified by Amortization

                                                              Percentage of Cut-
                    Number of          Aggregate Unpaid      Off Date Aggregate
Amortization      Mortgage Loans       Principal Balance      Principal Balance
------------      --------------       -----------------      -----------------

Fully Amortizing        760              $47,446,205.53              75.28%
Partially Amortizing    207               15,576,680.48              24.72

--------------------------------------------------------------------------------
Total...............    967              $63,022,886.01             100.00%
================================================================================

                      Property Types of the Mortgage Loans
                             as of the Cut-off Date

                                                            Percentage of Cut-
                        Number of       Aggregate Unpaid    Off Date Aggregate
     Property Type    Mortgage Loans    Principal Balance    Principal Balance
     -------------    --------------    -----------------    -----------------

Investor/Rental
   Property                 26           $ 1,320,256.49            2.09%
Mobile Homes
   Over 5 Acres              5               375,976.00            0.60
Mobile/Manufactured
   Homes                   148             7,798,698.81           12.37
Residential Property       788            53,527,954.71           84.93

--------------------------------------------------------------------------------
Total...............       967           $63,022,886.01          100.00%
================================================================================

                    Occupancy Status for the Mortgage Loans
                           as of the Cut-off Date(1)

                                                             Percentage of Cut-
                       Number of         Aggregate Unpaid   Off Date Aggregate
  Occupancy Status   Mortgage Loans     Principal Balance    Principal Balance
  ----------------   --------------     -----------------    -----------------

Owner-Occupied.            941            $61,702,629.52            97.91%
Non-Owner-Occupied.         26              1,320,256.49             2.09

--------------------------------------------------------------------------------
Total..............        967            $63,022,886.01           100.00%
================================================================================

(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

          Mortgage Rates of the Mortgage Loans as of the Cut-off Date

                     Number of
      Range of       Mortgage    Aggregate Unpaid     Percentage of Cut-off Date
   Mortgage Rates      Loans     Principal Balance   Aggregate Principal Balance
   --------------      -----     -----------------   ---------------------------

 8.25% <= 8.50%           8        $  516,153.03                   0.82%
 8.75% <= 9.00%          70         4,301,450.91                   6.83
 9.00% <= 9.25%           5           355,863.22                   0.56
 9.25% <= 9.50%         111         6,940,749.09                  11.01
 9.50% <= 9.75%          38         3,245,223.37                   5.15
 9.75% <= 10.00%         39         3,749,679.74                   5.95
10.00% <= 10.25%         17         1,269,379.85                   2.01
10.25% <= 10.50%         65         4,025,096.31                   6.39
10.50% <= 10.75%         41         2,789,337.08                   4.43
10.75% <= 11.00%         53         4,107,309.76                   6.52
11.00% <= 11.25%        115         6,567,258.08                  10.42
11.25% <= 11.50%         43         2,885,087.96                   4.58
11.50% <= 11.75%         43         3,180,105.50                   5.05
11.75% <= 12.00%         73         4,539,261.50                   7.20
12.00% <= 12.25%         49         2,870,922.76                   4.56
12.25% <= 12.50%         46         2,892,914.73                   4.59
12.50% <= 12.75%         35         1,799,388.00                   2.86
12.75% <= 13.00%         30         2,300,530.50                   3.65
13.00% <= 13.25%         14           652,919.97                   1.04
13.25% <= 13.50%         17         1,081,845.93                   1.72
13.50% <= 13.75%         18           918,909.38                   1.46
13.75% <= 14.00%         13           646,024.13                   1.03
14.00% <= 14.25%          4           190,252.06                   0.30
14.25% <= 14.50%         10           607,464.52                   0.96
14.50% <= 14.75%          4           214,300.79                   0.34
14.75% <= 15.00%          3           218,791.62                   0.35
15.25% <= 15.50%          1            72,797.00                   0.12
15.50% <= 15.75%          1            40,002.00                   0.06
15.75% <= 16.00%          1            43,867.22                   0.07

--------------------------------------------------------------------------------
Total..............     967      $ 63,022,886.01                100.00%
================================================================================

              Original Loan-to-Value Ratios for the Mortgage Loans

                      Number of
 Range of Original    Mortgage   Aggregate Unpaid    Percentage of Cut-off Date
Loan To-Value Ratios    Loans    Principal Balance   Aggregate Principal Balance
--------------------    -----    -----------------   ---------------------------

10.00 <= 15.00             1     $     9,850.00               0.02%
20.00 <= 25.00             2          69,676.00               0.11
25.00 <= 30.00             2          55,355.93               0.09
30.00 <= 35.00             1          10,000.00               0.02
35.00 <= 40.00             4          97,683.26               0.15
40.00 <= 45.00             5         170,570.47               0.27
45.00 <= 50.00             7         200,270.32               0.32
50.00 <= 55.00            10         399,399.55               0.63
55.00 <= 60.00            22         902,596.16               1.43
60.00 <= 65.00            34       2,044,101.64               3.24
65.00 <= 70.00           203      11,127,907.33              17.66
70.00 <= 75.00           223      13,879,280.22              22.02
75.00 <= 80.00           277      18,742,703.76              29.74
80.00 <= 85.00            95       7,015,041.48              11.13
85.00 <= 90.00            81       8,298,449.89              13.17

--------------------------------------------------------------------------------
Total............        967     $63,022,886.01             100.00%
================================================================================

              Geographic Distribution of the Mortgaged Properties
                       with respect to the Mortgage Loans
                             as of the Cut-off Date

                   Number of
                   Mortgage     Aggregate Unpaid      Percentage of Cut-off Date
  State             Loans       Principal Balance    Aggregate Principal Balance
  -----             -----       -----------------    ---------------------------

Arkansas               1           $   30,798.75                0.05%
Arizona                5              350,829.42                0.56
Colorado               4              267,317.74                0.42
Dist Of Col            3              294,507.18                0.47
Florida               95            5,465,540.66                8.67
Georgia               87            6,225,761.45                9.88
Iowa                  13              581,101.66                0.92
Idaho                  6              508,104.55                0.81
Illinois              26            1,794,555.67                2.85
Indiana               34            1,916,898.12                3.04
Kansas                 7              765,050.26                1.21
Kentucky              14              617,603.28                0.98
Louisiana             58            3,494,505.30                5.54
Maryland              11            1,216,653.92                1.93
Michigan              55            3,583,912.48                5.69
Minnesota              7              544,346.68                0.86
Missouri              15              771,774.79                1.22
Mississippi           53            3,011,547.05                4.78
Montana                7              366,476.26                0.58
North Carolina       130            8,478,420.74               13.45
North Dakota           4              230,512.19                0.37
Nebraska               4              200,842.52                0.32
New Mexico             8              370,712.01                0.59
Ohio                  19            1,538,937.77                2.44
Oklahoma               6              307,573.09                0.49
Oregon                 5              305,542.98                0.48
Pennsylvania          53            3,751,051.25                5.95
Rhode Island           4              437,375.49                0.69
South Carolina       109            6,905,865.22               10.96
South Dakota           6              246,775.43                0.39
Tennessee             40            2,655,431.22                4.21
Texas                  6              467,167.16                0.74
Utah                   3              231,859.62                0.37
Virginia              32            2,575,664.66                4.09
Vermont                3              235,492.15                0.37
West Virginia         32            2,144,429.40                3.40
Wyoming                2              131,947.89                0.21

--------------------------------------------------------------------------------
Total..........       967         $63,022,886.01              100.00%
================================================================================

                           Purpose for Mortgage Loans

                                                                  Percentage of
                                              Aggregate            Cut-off Date
                           Number of           Unpaid               Aggregate
                            Mortgage          Principal             Principal
    Loan Purpose             Loans             Balance               Balance
    ------------             -----             -------               -------

Completed Construction          5         $    515,641.70              0.82%
Debt Consolidation-
   Cashout                    280           17,705,393.94             28.09
Debt Consolidation-
   No Cashout                 246           16,564,253.06             26.28
Home Improvement-
   Cashout                      5              335,077.57              0.53
Home Improvement-
   No Cashout                  16              801,153.12              1.27
Multipurpose
   Refinance-Cashout           81            4,754,895.65              7.54
Multipurpose Refinance-
   No Cashout                  30            1,571,809.64              2.49
Purchase Money-
   Cashout                      3              165,370.04              0.26
Purchase Money-
   No Cashout                  85            5,743,514.53              9.11
Refinance-Cashout             117            8,281,124.96             13.14
Refinance-No Cashout           99            6,584,651.80             10.45

--------------------------------------------------------------------------------
Total...................      967         $ 63,022,886.01            100.00%
================================================================================

                 Loan Summary Stratified by Documentation Level

                                                              Percentage of Cut-
                           Number of      Aggregate Unpaid    Off Date Aggregate
Documentation Level      Mortgage Loans   Principal Balance    Principal Balance
-------------------      --------------   -----------------    -----------------

Full Documentation            932          $60,026,841.27            95.25%
Stated Documentation           17            1,689,879.52             2.68
Lite Documentation             18            1,306,165.22             2.07

--------------------------------------------------------------------------------
Total................         967          $63,022,886.01           100.00%
================================================================================

                       Risk Categories for Mortgage Loans
                             as of Cut-off Date (1)



                                                                   Percentage of
                                              Aggregate            Cut-off Date
                       Number of               Unpaid                Aggregate
      Risk             Mortgage               Principal              Principal
   Categories           Loans                  Balance                Balance
------------------  -------------         ------------------      --------------
AA                        118               $ 7,704,757.09            12.23%
A                         541                37,123,493.67            58.91
B                         184                11,405,403.32            18.10
C                         100                 5,737,160.11             9.10
D                          24                 1,052,071.82             1.67
--------------------------------------------------------------------------------
Total..............       967               $63,022,886.01           100.00%
================================================================================

(1) Per the Originator's Underwriting Guidelines. See "Underwriting Standards; Representations" herein.

             Remaining Months To Stated Maturity for Mortgage Loans
                             as of the Cut-off Date

                                                                   Percentage of
                                                  Aggregate        Cut-off Date
                               Number of           Unpaid            Aggregate
                               Mortgage           Principal          Principal
Remaining Term (months)         Loans              Balance            Balance
-----------------------     -------------     ------------------   -------------
 36 <= 48                          1            $    27,999.30          0.04%
 48 <= 60                          7                229,465.47          0.36
 60 <= 72                          2                123,102.92          0.20
 72 <= 84                          4                124,878.99          0.20
 84 <= 96                          3                 72,935.13          0.12
 96 <= 108                         1                 88,511.24          0.14
108 <= 120                        58              2,649,083.08          4.20
120 <= 132                         3                241,077.76          0.38
132 <= 144                        16                937,471.20          1.49
144 <= 156                         1                 45,427.57          0.07
156 <= 168                         2                178,476.37          0.28
168 <= 180                       603             39,559,158.50         62.77
180 <= 192                         2                100,924.37          0.16
192 <= 204                         3                184,310.77          0.29
228 <= 240                       139              9,472,443.27         15.03
240 <= 252                         2                 87,909.09          0.14
264 <= 276                         1                 68,249.68          0.11
288 <= 300                       13               1,274,472.59          2.02
300 <= 312                         1                100,844.10          0.16
348 <= 360                       105              7,456,144.61         11.83
--------------------------------------------------------------------------------
Total.........................   967            $63,022,886.01        100.00%
================================================================================

                  Loan Summary Stratified By Origination Method

                                                              Percentage of Cut-
                            Number of      Aggregate Unpaid   Off Date Aggregate
Origination Method       Mortgage Loans   Principal Balance    Principal Balance
------------------       --------------   -----------------    -----------------
Retail:
   Greenville Home Gold        96         $  6,602,051.46            10.48%
   Houston Home Gold           94            5,954,283.31             9.45
   Indiana Home Gold          183           11,259,419.11            17.87
   Phoenix Home Gold          164           10,795,186.73            17.13
   Sterling Lending           122            6,650,566.76            10.55
Total Retail:                 659           41,261,507.37            65.47
                              ---           -------------            -----
Wholesale                     308           21,761,378.64            34.53
                              ===           =============            =====
--------------------------------------------------------------------------------
      Total................   967          $63,022,886.01           100.00 %
================================================================================

Underwriting Standards; Representations

      The Mortgage Loans will be sold by the Originator to the Seller, from the Seller to the Depositor and from the Depositor to the Trust Fund. All of the Mortgage Loans were or will be originated by the Originator or acquired by the Originator from mortgage bankers or brokers generally in accordance with the underwriting criteria described herein.

      The Originator's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were or will be underwritten with a view toward the resale thereof in the secondary mortgage market. The Originator considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio ("debt-to-income ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in accordance with such FNMA or FHLMC standards.

      Approximately 34.53% of the aggregate Stated Principal Balance of the Mortgage Loans originated by the Originator is based on loan application packages submitted through mortgage brokerage companies with whom the Originator has a relationship ("Wholesale Mortgage Loans"). These brokers and/or companies must meet minimum standards based on an analysis of information submitted with an application for approval, including resumes of the principals, financial statements, valid real estate license, satisfactory credit report (brokers with open tax liens of $1,000 or more are not eligible for approval unless an established payment plan is in place). Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement. Wholesale Mortgage Loans are originated and underwritten by the Originator in Greenville, South Carolina with a focus on four sales areas: Atlantic, Southeast, Midwest and Rocky Mountain. Wholesale Mortgage Loans are initially reviewed by a conditional underwriter for preapproval. If preapproved, the loan is reviewed by a final, more senior underwriter.

      Approximately 65.47% of the aggregate Stated Principal Balance of the Mortgage Loans was originated by the Originator directly ("Retail Mortgage
Loans"). Retail Mortgage Loans are underwritten based on the Originators underwriting guidelines by the Originator from the following locations:
Indianapolis; Indiana; Baton Rouge; Louisiana; New Orleans; Louisiana; Phoenix; Arizona; Greenville; South Carolina; Atlanta; Georgia; Jackson; Mississippi; Houston, Texas; Jacksonville, Florida. All Retail Mortgage Loans are originated at the various retail centers. Loans originated in the Indianapolis, Phoenix, Houston and Greenville centers are also underwritten and processed through those centers. Retail Mortgage Loans originated in Baton Rouge, New Orleans, Atlanta, Jackson and Jacksonville are processed and underwritten in the Baton Rouge location. Retail Mortgage Loans are initially reviewed by a loan officer to determine whether the loan meets the underwriting guidelines. If so, an underwriter will review the file and approve or disapprove the loan. If the loan is not approved, the loan officer reviews the loan a second time to see if it can be reworked, in which case it will be reviewed by an underwriter again. Generally, the underwriting department completes its review of Retail Mortgage Loans within one day after procurement of all necessary loan documentation.

      On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio and/or a large down payment, proven ability to handle high debt-to-income, low debt-to-income ratio, large cash flow, significant verified savings, history of defaults outweighed by good credit history, stable employment, excellent mortgage history, a large reduction in monthly outflows and time in residence at the applicant's current address. It is expected that a number of the Mortgage Loans to be included in the mortgage pool will contain one or more of such underwriting exceptions.

      The Originator's underwriters verify the income of each applicant from various sources in the following manner: salaried and hourly borrowers and those borrowers on commission, whether at a full time or part time job, are required to submit W-2 forms for the past two years of employment and pay stubs from within the past 30 days; rental income must be shown from two years of tax returns; pension income must be verified from a check or direct deposit slip, a W-2 form or a letter from the pension administrator; bonus income must be demonstrated over two years of W-2 forms and by a statement from the employer as to the likelihood of future bonuses; alimony and child support must be documented by a court order and proof of receipt of payment; and self-employed individuals must submit two years of tax returns with all schedules attached.

      The applicant must have a sufficiently established credit history to qualify for the appropriate credit grade (as described below). This credit history is substantiated by a report prepared by an independent credit report agency. The report typically considers the applicant's entire credit history and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. The applicant must generally provide a letter explaining all late payments on mortgage debt and other consumer (non-mortgage) debt within the last two years, as well as detailing all credit inquires made within the last 90 days.

      The Originator originates loans secured by single-family residences (which may be detached, attached, part of a two-to-four unit dwelling, a condominium unit, townhouse or a unit in a planned unit development) and manufactured housing. The Originator's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property which conforms to FNMA, USPAP, and FIRREA standards. Appraisals may only be provided by independent appraisers approved by the Originator who meet any necessary licensing standards.

      Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk, field, or drive-by review of the mortgaged property.

      The Originator requires title insurance on all mortgage loans. The Originator also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related residential loan or the replacement costs of the property, whichever is less. None of the Mortgage Loans will be covered by a primary mortgage insurance policy.

      A quality control department performs a monthly quality control audit of a sample of all loans. The monthly underwriting analysis consists of a review of a random sample of 70% of closed loans.

      In addition to the quality control audit, at least one loan will be selected from each broker each month. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis, and underwriting decision. The review function allows the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated, and need for additional underwriter training.

      Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which reflect higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, as compensating factors, these loan programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

      The Originator's guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan, however, on a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under such underwriting risk category guidelines warrants an underwriting exception:

      "AA": Under the AA risk category, the applicant generally must have repaid installment and revolving debt according to its terms with a maximum of 2 payments no more than 30 days delinquent in the past 24 months. No 30-day late payments within the last 24 months are permitted on an existing mortgage loan. Judgments or liens must have been paid off within 2 years prior to the funding of the loan. No bankruptcy discharge or foreclosures may be in the borrower's credit file. Generally, the mortgaged property must be in at least average condition. Generally, a maximum loan-to-value ratio of 90% is permitted for owner occupied one- to four-unit and townhouse properties secured by first or second mortgages. The maximum loan-to-value ratio generally is reduced by 10% on a mortgaged property consisting of condominium properties and second houses with proof of owner occupancy for part of the year and reduced by 5% on properties with rural characteristics. Loan-to-value ratios for nonowner-occupied properties generally are limited to 80% in the case of one- to two-unit properties and 75% for three- to four-unit properties, each with a first mortgage. The debt-to-income ratio may not exceed 45%.

      "A": Under the A risk category, the applicant must have generally repaid installment and revolving debt according to its terms with minimal payments no more than 30 days delinquent in the past 24 months and only one 60-day late payment within the last 24 months. A maximum of two 30-day late payments within the past 12 months and one 60-day late payment within the last 24 months is permitted on an existing mortgage loan that is currently no more than 30 days past due. Generally, a loan-to-value ratio for the applied-for mortgage of 90% or less is required on all owner occupied one-to four- unit properties secured by a first or second mortgage. For purposes of determining whether a prospective mortgagor has been 30 days late, the Originator uses a "rolling 30-day period," i.e., a continuous sequence of 30-day late payments will be considered as a single 30-day late payment. Judgments or liens must have been paid off within two years prior to the funding of the loan. No collection accounts or charge-offs may remain open after the funding of the loan except that those under $500 are treated on a case by case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding five years and no foreclosures may be in the applicant's file. Generally, the mortgaged property must be in at least average condition. The maximum loan-to-value ratio generally is reduced by 10% on a mortgaged property consisting of condominium properties and reduced by 5% on properties with rural characteristics; loan-to-value ratios for nonowner-occupied properties and second homes are limited to 75%. The debt-to-income ratio generally may not exceed 45% but may increase to 50% with additional disposable income.

      "B": Under the B risk category, the applicant must have generally repaid installment and revolving debt according to its terms with a maximum of one 90-day late payment permitted on any account in the last 24 months for minor creditors. A maximum of three 30-day late payments within the last 12 months and one 60-day late payment within the last 24 months are permitted on an existing mortgage loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years and no foreclosures may be in the applicant's file. No judgment or liens of more than $500 may remain open after the funding of the loan. No collections or charge-offs of more than $500 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds four years. Generally, the mortgaged property must be in at least average condition. Generally, a maximum loan-to-value ratio of 85% is permitted for an owner-occupied one- to four- unit or townhouse property with a first or second mortgage. The maximum loan-to-value ratio generally is reduced by 10% on a mortgaged property consisting of condominium properties and second houses with proof of owner occupancy for part of the year and reduced by 5% on properties with rural characteristics. Loan-to-value ratios for nonowner-occupied properties generally are limited to 70%. Generally, the debt-to-income ratio must be 45% or less, but this may increase to 50% with additional disposable income.

      "C": Under the C risk category, the applicant may have experienced significant credit problems in the past. A maximum of four 30-day and one 60-day late payments within the last 12 months and one 90-day within past 12 to 24 months are permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. However, an existing mortgage loan can be no more than 60 days delinquent at the time of loan closing. No notice of foreclosure filing may have occurred during the preceding 5 years. No bankruptcy filing or discharge may have occurred during the preceding 24 months. Judgments or liens must be paid with the proceeds of the loan. No collections or charge-offs of more than $250 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds three years. Generally, the mortgaged property must be in at least average condition. Generally, a maximum loan-to-value ratio of 80% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first or second mortgage, while 65% is permitted for nonowner-occupied properties on one-to-two unit properties or second homes with proof of owner occupancy for part of the year. The maximum loan-to-value ratio generally is reduced by 5% on properties in rural areas. Loan-to-value ratios for condominium units generally are restricted to 65%. Generally, the debt-to-income ratio must be 50% or less, but this may increase to 55% with additional disposable income.

      "D":  Under  the D risk  category,  the  applicant  may  have  experienced significant credit problems in the past. An existing mortgage loan is not required to be current at the time the application is submitted. Judgment or liens must be paid with the proceeds of the loan. No collections or charge-offs of more than $250 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds one year. Generally, the mortgaged property must be in at least average condition. Generally, a maximum loan-to-value ratio of 70% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first mortgage only. The maximum loan-to-value ratio generally is reduced by 10% on a mortgaged property consisting of condominium properties. Generally, the debt-to-income ratio may not exceed 50%. Debt ratios greater than 50% require increased disposable income.

      The Originator will make certain representations and warranties with respect to the Mortgage Loans as of the Closing Date. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "The Trust Funds-Representations and Warranties".

Piggy Back Mortgage Loans

      At the time of origination or acquisition of the Mortgage Loans, the Originator may make Piggy Back Loans to the borrower, which Piggy Back Loans will be subordinate to the first mortgage securing the related Mortgage Loan. These Piggy Back Loans may be subsequently sold in bulk pools in the secondary market on a servicing released basis. Approximately 70.28% of the aggregate Stated Principal Balance of the Mortgage Loans have Piggy Back Mortgage Loans.

Servicing

      The Mortgage Loans will be serviced by Emergent Mortgage Corp., as Servicer (the "Servicer"). The information set forth in the following paragraphs has been provided by the Servicer and the Parent.

      The Servicer was incorporated in June 1995, commenced its regular lending program in September 1995 and began funding such mortgage loans indirectly in the same month. The principal business of the Servicer historically has been the origination and sale of non-conforming mortgage loans on a servicing released basis. Recently, the Servicer began accumulating mortgage loans for sale on a servicing retained basis. The Servicer does not have a significant history of servicing mortgage loans. However, the Parent has been servicing mortgage loans through affiliates of the Servicer in its Mortgage Loan Division since 1991. The majority of the loans serviced by the Mortgage Loan Division were loans made primarily to South Carolina residents.

      The Mortgage Loan Division maintains a centralized portfolio management department which services the Mortgage Loans that are not sold, as well as securitized loans. Servicing includes collecting payments from borrowers, accounting for principal and interest, contacting delinquent borrowers, ensuring that insurance is in place, monitoring payment of real estate property taxes, and supervising foreclosures and bankruptcies in the event of unremedied defaults. The Parent has increased its servicing capabilities and staffing significantly since 1995 in light of its origination growth.

      Collection efforts generally begin when an account is over five days past due. At that time, the Mortgage Loan Division attempts to contact the borrower to determine the reason for the delinquency and cause the account to become current. After an account becomes 15 days past due, weekly letters are sent to the borrower. In general, at 30 days past due, a right to cure letter is sent; at 61 days a five-day demand letter is sent; and at 68 days, the account is turned over to an attorney. In addition to written notices, the Company attempts to maintain telephone contact with the Borrower throughout the Delinquency Period. If the status of the account continues to deteriorate, the Mortgage Loan Division undertakes an analysis to determine the appropriate action. In limited circumstances, when a borrower is experiencing difficulty in making timely payments, the Mortgage Loan Division may temporarily adjust the borrower's payment schedule without changing the loan's delinquency status. The determination of how to work out a delinquent loan is based upon a number of factors, including the borrower's payment history and the reason for the current inability to make timely payments.

      When a loan is 90 days past due in accordance with its original terms, it is placed on non-accrual status and foreclosure proceedings are generally initiated. In connection with such foreclosure, the loan and the facts surrounding its delinquency are reviewed, and the underlying property may be reappraised. Regulations and practices regarding foreclosures and the rights of the mortgagor in default vary greatly from state to state. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the Prospectus.

      The servicing procedures utilized by the Servicer are substantially similar to those cited above and the management is largely the same as those who work directly with the Parent or with CII.

      The following tables set forth, as of December 31, 1994, 1995, 1996 and 1997, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in the Mortgage Loan Division of the Parent's entire mortgage loan serviced portfolio (which portfolio includes mortgage loans originated under the Servicer's guidelines) at the end of the indicated periods. The majority of such mortgage loans are made to South Carolina residents. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes unless it is at least one month past due on a contractual basis.

                             Mortgage Loan Division
                          Delinquencies and Foreclosure
                             (Dollars in Thousands)

                              At December 31,           At December 31,        At December 31,        At December 31,
                                   1994                      1995                   1996                 1997(2)
                            -----------------------------------------------------------------------------------------------
                             By          Percent      By          Percent by   By        Percent     By         Percent by
                             Dollar      by Dollar    Dollar      Dollar       Dollar    by Dollar   Dollar     Dollar
                             Amount      Amount       Amount      Amount       Amount    Amount      Amount     Amount
                            -----------------------------------------------------------------------------------------------
Total Serviced
Portfolio(1) ............   $60,151       100.00%    $88,165      100.00%    $146,231    100.00%    $700,248       100%

Period of
Delinquency
  31-59 days.............    $4,789         7.96%     $6,833        7.75%      $4,450      3.04%     $25,423      3.63%
  60-89 days.............    $1,724         2.87%     $1,588        1.80%      $1,530      1.05%      $9,383      1.34%
  90 days or
     more................    $4,109         6.83%     $4,299        4.88%      $4,634      3.17%     $21,233      3.03%
                             ------         -----     ------        -----      ------      -----     -------      -----
Total
Delinquent
Loans........               $10,622        17.66%    $12,720       14.43%     $10,614      7.26%    $ 56,039      8.00%
                           -----------------------------------------------------------------------------------------------

---------------
(1) Excludes loans serviced for others for which no credit risk has been retained.
(2) For 1997, the Servicer is calculating delinquencies based on the number of payments past due, in accordance with industry standards, compared with the actual number of days, used previously.

                             Mortgage Loan Division
                             Other Real Estate Owned
                             (Dollars in Thousands)

                               At December     At December 31,   At December 31,    At December 31,
                                31, 1994            1995              1996               1997
                              -----------------------------------------------------------------------
                                By Dollar         By Dollar        By Dollar          By Dollar
                                 Amount             Amount          Amount              Amount
                              -----------------------------------------------------------------------
Total Serviced
Portfolio(1)................    $60,151           $88,165         $146,231             $700,248

OREO (Acq. through
Foreclosure)(2).............     $3,361            $3,049           $2,959               $2,522

OREO to Total
Serviced Portfolio(3).......       5.59%             3.46%            2.02%                0.36%

--------------
(1)   Excludes  loans  serviced  for  others  for which no credit  risk has been retained.
(2) For the purposes of these tables, Foreclosed Loans means the lesser of (i) the principal balance or (ii) the appraised value minus selling costs of mortgage loans secured by mortgaged properties the title of which has been acquired by the Parent or a subsidiary thereof, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(3) The OREO to Total Portfolio Ratio is equal to the lower of (i) aggregate principal balance of Foreclosed Loans or (ii) appraised value less selling costs of the mortgaged properties divided by the aggregate principal balance of mortgage loans in the Total Portfolio at the end of the indicated period.


                             Loan Loss Experience on
                  Mortgage Loan Division's Servicing Portfolio
                                of Mortgage Loans
                             (Dollars in Thousands)

                                ------------------------------------------------
                                     1994         1995        1996       1997
                                ------------------------------------------------
Average Serviced Portfolio(1)      $51,243     $74,158     $97,281     $411,549

Net Charge Offs                     $1,518        $771        $792       $1,305

Net Charge Offs as a
  Percentage of Average               2.96%       1.04%       0.81%        0.32%
  Serviced Portfolio

-------------
(1) "Average Serviced Portfolio" on the date stated above is the average principal balances of the total mortgage loans serviced during the period indicated. Averages are computed using beginning and ending balances for the period presented.

      It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Mortgage Loan Division's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Mortgage Loan Division's mortgage servicing portfolio (which may differ substantially from the Mortgage Pool with respect to credit underwriting standards and other factors) only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

      The Originator commenced its sub-prime mortgage loan business in 1995. Accordingly, the Originator (whether as an originator or acquirer of mortgage loans or as a servicer of such mortgage loans) does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Mortgage Loan Division. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

Year 2000 Compliance

      A critical issue has emerged in the financial community and for businesses in general regarding whether existing computer programs and systems, many of which were designed to recognize only two digits in the date field, can be modified in time to accommodate four digits in the date field as is necessary to properly distinguish dates on and after January 1, 2000 from dates between January 1, 1900 and December 31, 1999. The upcoming change in the century is expected to cause many computer applications to create erroneous results or fail completely if the problem is not corrected. The Servicer has established a Year 2000 team to oversee the identification, correction, reprogramming and testing of the systems and software applications used by the Servicer and the companies with which it interacts electronically for Year 2000 compliance as well as to identify other possible risks associated with the Year 2000 problem. The Servicer has hired a Year 2000 coordinator to head this project. The Servicer has completed a hardware, software and vendor interface inventory to identify all components for testing. It is in the process of replacing or modifying noncompliant systems of which it is aware. The Servicer plans to send letters to vendors to request information on Year 2000 compliance and testing arrangements. A formal test plan is being refined and the Company currently plans to test its systems prior to December 31, 1998. Testing of internally developed software has begun.

      A risk assessment is being developed by the Year 2000 team as part of the project. This assessment is expected to be completed by July 1, 1998. Although the Servicer has not yet fully evaluated the cost of modifying and replacing its systems aimed at achieving Year 2000 compliance, such costs are not currently expected to be material to the Company's results of operations and liquidity. The inability of the Servicer or the parties with whom it electronically interacts to successfully address Year 2000 issues could result in interruptions in the Company's business and have a material adverse effect on its financial condition.

                            YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. Regarding those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans, the Servicer will be obligated to pay from its own funds such shortfalls, but only to the extent of its Servicing Fee for the related Collection Period (the net amount of such shortfalls, the "Prepayment Interest Shortfalls"). See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan. The effect of any shortfalls resulting from Prepayment Interest Shortfalls or from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders ("Relief Act Shortfalls"). The Policy does not cover Prepayment Interest Shortfalls or Relief Act Shortfalls. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. Any such shortfalls may cause a deferral of the payment of a portion of the accrued interest on the Certificates as provided herein under "Description of the Certificates--Interest Distributions" and "--Overcollateralization Provisions."

General Prepayment Considerations

      The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Seller, as the case may be). The Mortgage Loans may be prepaid by the mortgagors at any time, generally without penalty.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Class A Certificates then entitled to receive such distributions that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, in the case of Class A Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Class A Certificates. As a result, the effect on an investor's yield of principal payments occurring on the Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan compared to default rates on purchase-money mortgage loans. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the overcollateralization provisions of the Trust Fund or by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

Overcollateralization

      The cash flow provisions of the Pooling and Servicing Agreement are intended to create overcollateralization through the application of Net Monthly Excess Cashflow to accelerate payment distributions of principal of the Class A Certificates relative to principal payments on the Mortgage Loans. The accelerated distributions of principal will continue until the level of overcollateralization reaches the required level at which time such distributions will stop unless and until necessary to restore the actual level of overcollateralization to its required level. As long as the required level of overcollateralization is maintained, certain amounts in respect of principal of the Mortgage Loans that otherwise would be distributable to the holders of the Class A Certificates will instead be distributed to the holders of the Subordinate Certificates. In addition, if in the future the required level of overcollateralization is permitted to "step down," there may be one or more Distribution Dates on which holders of the Class A Certificates may receive little or no distributions in respect of principal. Conversely, if the required level of overcollateralization is required to "step up," holders of the Class A Certificates may receive accelerated distributions of principal. As a result of these provisions, it may be more difficult to predict the weighted average life and yield to maturity of the Class A Certificates than if the Pooling and Servicing Agreement did not include such provisions.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") assumes that the pool of loans prepays in the first month at a constant annual prepayment rate of 1.8% and increases by an additional 1.8% each month thereafter until the tenth month, where it remains at a constant annual prepayment rate equal to 18% (the "Prepayment Assumption"). HEP represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

      The table following the next paragraph indicates the percentage of the initial Class A Certificate Principal Balance that would be outstanding after each of the dates shown at various percentage HEPs and the corresponding weighted average lives of the Class A Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 15th day of each month, commencing in April, 1998, (iii) the Mortgage Loans prepay at the percentage HEP indicated, (iv) the optional termination is exercised by the majority holder of the Subordinate Certificates, (v) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (vi) none of the Depositor, the Originator, the Seller, the majority holder of the Subordinate Certificates, the Insurer, the Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in clause (iv) above, (vii) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing with the month indicated in the table below, and are computed prior to giving effect to any prepayments received in the prior month, (viii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month, and include 30 days' interest thereon, (ix) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (x) the coupon on Class A-1 Variable Rate Certificates remains constant at 5.8075%, and (xi) the Certificates are purchased on March 24, 1998.

Characteristics

                                                                           Remaining
                                                                         Amortization
  Pool       Principal    Net Coupon     Original       Remaining          Months To     Amortization    Assumed Initial
 Number1    Balance ($)   Rate (%) 1   Term (months)   Term (months)      Maturity          Method        Payment Month
 -------    -----------   ----------  --------------  --------------      ---------      ------------    ---------------
    1     $15,576,680.48     9.58000        180            180              360            Balloon         March 1998
    2       3,374,074.98    10.59900        112            111              111           Level Pay        March 1998
    3      25,241,880.78    11.12700        179            178              178           Level Pay        March 1998
    4       9,857,030.45    10.43100        239            238              238           Level Pay        March 1998
    5       8,973,219.32    10.40800        349            348              348           Level Pay        March 1998
          --------------
          $63,022,886.01
          ==============

      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Class A Certificate Principal Balance outstanding (and the weighted average life) of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below the Class A Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Class A Certificates and sets forth the percentages of the initial Class A Certificate Principal Balance that would be outstanding after each of the Distribution Dates shown, at various percentage HEPs. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class A Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentage HEPs.

                 Percent of Stated Principal Balance Outstanding
                        at the Following Percentage HEPs

                                                            CLASS A-1

Payment Date                   0.00%     10.00%    15.00%    18.00%    21.00%     25.00%    30.00%
===============               ======================================================================
Initial Balance                 100       100       100       100       100        100       100
March 15, 1999                   84        65        55        49        43         35        25
March 15, 2000                   78        33        13         0         0          0         0
March 15, 2001                   71         5         0         0         0          0         0
March 15, 2002                   64         0         0         0         0          0         0
March 15, 2003                   55         0         0         0         0          0         0
March 15, 2004                   46         0         0         0         0          0         0
March 15, 2005                   35         0         0         0         0          0         0
March 15, 2006                   24         0         0         0         0          0         0
March 15, 2007                   10         0         0         0         0          0         0
March 15, 2008                    0         0         0         0         0          0         0
March 15, 2009                    0         0         0         0         0          0         0
March 15, 2010                    0         0         0         0         0          0         0
March 15, 2011                    0         0         0         0         0          0         0
March 15, 2012                    0         0         0         0         0          0         0
March 15, 2013                    0         0         0         0         0          0         0
March 15, 2014                    0         0         0         0         0          0         0
March 15, 2015                    0         0         0         0         0          0         0
March 15, 2016                    0         0         0         0         0          0         0
March 15, 2017                    0         0         0         0         0          0         0
March 15, 2018                    0         0         0         0         0          0         0
March 15, 2019                    0         0         0         0         0          0         0
March 15, 2020                    0         0         0         0         0          0         0
March 15, 2021                    0         0         0         0         0          0         0
March 15, 2022                    0         0         0         0         0          0         0
March 15, 2023                    0         0         0         0         0          0         0
March 15, 2024                    0         0         0         0         0          0         0
March 15, 2025                    0         0         0         0         0          0         0
March 15, 2026                    0         0         0         0         0          0         0
March 15, 2027                    0         0         0         0         0          0         0
March 15, 2028                    0         0         0         0         0          0         0
March 15, 2029                    0         0         0         0         0          0         0
                                  0         0         0         0         0          0         0
Weighted Avg Life               5.2       1.5       1.2       1.0       0.9        0.8       0.7


                                                               CLASS A-2

Payment Date                      0.00%     10.00%    15.00%    18.00%    21.00%    25.00%    30.00%
===============               ======================================================================
Initial Balance                    100       100       100       100       100       100       100
March 15, 1999                     100       100       100       100       100       100       100
March 15, 2000                     100       100       100       100        84        63        38
March 15, 2001                     100       100        68        46        26         2         0
March 15, 2002                     100        72        26         4         0         0         0
March 15, 2003                     100        41         0         0         0         0         0
March 15, 2004                     100        14         0         0         0         0         0
March 15, 2005                     100         0         0         0         0         0         0
March 15, 2006                     100         0         0         0         0         0         0
March 15, 2007                     100         0         0         0         0         0         0
March 15, 2008                      97         0         0         0         0         0         0
March 15, 2009                      78         0         0         0         0         0         0
March 15, 2010                      57         0         0         0         0         0         0
March 15, 2011                      34         0         0         0         0         0         0
March 15, 2012                      10         0         0         0         0         0         0
March 15, 2013                       0         0         0         0         0         0         0
March 15, 2014                       0         0         0         0         0         0         0
March 15, 2015                       0         0         0         0         0         0         0
March 15, 2016                       0         0         0         0         0         0         0
March 15, 2017                       0         0         0         0         0         0         0
March 15, 2018                       0         0         0         0         0         0         0
March 15, 2019                       0         0         0         0         0         0         0
March 15, 2020                       0         0         0         0         0         0         0
March 15, 2021                       0         0         0         0         0         0         0
March 15, 2022                       0         0         0         0         0         0         0
March 15, 2023                       0         0         0         0         0         0         0
March 15, 2024                       0         0         0         0         0         0         0
March 15, 2025                       0         0         0         0         0         0         0
March 15, 2026                       0         0         0         0         0         0         0
March 15, 2027                       0         0         0         0         0         0         0
March 15, 2028                       0         0         0         0         0         0         0
March 15, 2029                       0         0         0         0         0         0         0
                                     0         0         0         0         0         0         0
Weighted Avg Life                 12.3       4.8       3.5       3.0       2.6       2.2       1.9


(1) The weighted average life of each Class of Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date;
      (b) adding the results; and (c) dividing the sum by the Original Class A Certificate Principal Balance.

                 Percent of Stated Principal Balance Outstanding
                        at the Following Percentage HEPs


                                   CLASS A-3

Payment Date                      0.00%     10.00%    15.00%    18.00%    21.00%    25.00%    30.00%
===============                  ====================================================================
Initial Balance                    100       100       100       100       100       100       100
March 15, 1999                     100       100       100       100       100       100       100
March 15, 2000                     100       100       100       100       100       100       100
March 15, 2001                     100       100       100       100       100       100        65
March 15, 2002                     100       100       100       100        76        41         4
March 15, 2003                     100       100        91        58        28         0         0
March 15, 2004                     100       100        52        19         0         0         0
March 15, 2005                     100        86        18         0         0         0         0
March 15, 2006                     100        55         0         0         0         0         0
March 15, 2007                     100        27         0         0         0         0         0
March 15, 2008                     100         3         0         0         0         0         0
March 15, 2009                     100         0         0         0         0         0         0
March 15, 2010                     100         0         0         0         0         0         0
March 15, 2011                     100         0         0         0         0         0         0
March 15, 2012                     100         0         0         0         0         0         0
March 15, 2013                       0         0         0         0         0         0         0
March 15, 2014                       0         0         0         0         0         0         0
March 15, 2015                       0         0         0         0         0         0         0
March 15, 2016                       0         0         0         0         0         0         0
March 15, 2017                       0         0         0         0         0         0         0
March 15, 2018                       0         0         0         0         0         0         0
March 15, 2019                       0         0         0         0         0         0         0
March 15, 2020                       0         0         0         0         0         0         0
March 15, 2021                       0         0         0         0         0         0         0
March 15, 2022                       0         0         0         0         0         0         0
March 15, 2023                       0         0         0         0         0         0         0
March 15, 2024                       0         0         0         0         0         0         0
March 15, 2025                       0         0         0         0         0         0         0
March 15, 2026                       0         0         0         0         0         0         0
March 15, 2027                       0         0         0         0         0         0         0
March 15, 2028                       0         0         0         0         0         0         0
March 15, 2029                       0         0         0         0         0         0         0

Weighted Avg Life                  14.9      8.2       6.1       5.2        4.6      3.9       3.3


                                   CLASS A-4

Payment Date                      0.00%     10.00%    15.00%    18.00%    21.00%    25.00%    30.00%
===============                  ====================================================================
Initial Balance                    100       100       100       100       100       100       100
March 15, 1999                     100       100       100       100       100       100       100
March 15, 2000                     100       100       100       100       100       100       100
March 15, 2001                     100       100       100       100       100       100       100
March 15, 2002                     100       100       100       100       100       100       100
March 15, 2003                     100       100       100       100       100        96        70
March 15, 2004                     100       100       100       100        93        69        47
March 15, 2005                     100       100       100        90        70        50         0
March 15, 2006                     100       100        92        70        53         0         0
March 15, 2007                     100       100        74        54         0         0         0
March 15, 2008                     100       100        59         0         0         0         0
March 15, 2009                     100        86        47         0         0         0         0
March 15, 2010                     100        71         0         0         0         0         0
March 15, 2011                     100        57         0         0         0         0         0
March 15, 2012                     100        45         0         0         0         0         0
March 15, 2013                      78         0         0         0         0         0         0
March 15, 2014                      72         0         0         0         0         0         0
March 15, 2015                      65         0         0         0         0         0         0
March 15, 2016                      56         0         0         0         0         0         0
March 15, 2017                      47         0         0         0         0         0         0
March 15, 2018                       0         0         0         0         0         0         0
March 15, 2019                       0         0         0         0         0         0         0
March 15, 2020                       0         0         0         0         0         0         0
March 15, 2021                       0         0         0         0         0         0         0
March 15, 2022                       0         0         0         0         0         0         0
March 15, 2023                       0         0         0         0         0         0         0
March 15, 2024                       0         0         0         0         0         0         0
March 15, 2025                       0         0         0         0         0         0         0
March 15, 2026                       0         0         0         0         0         0         0
March 15, 2027                       0         0         0         0         0         0         0
March 15, 2028                       0         0         0         0         0         0         0
March 15, 2029                       0         0         0         0         0         0         0

Weighted Avg Life                  17.8      13.0      10.2      8.9       7.8       6.7       5.6

(1) The weighted average life of each Class of Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date;
      (b) adding the results; and (c) dividing the sum by the Original Class A Certificate Principal Balance.

      There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Class A Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                        DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will consist of four classes of senior certificates, designated as (i) the Class A-1 Variable Rate Certificates, (ii) the Class A-2 Fixed Rate Certificates, (iii) the Class A-3 Fixed Rate Certificates and (iv) the Class A-4 Fixed Rate Certificates, and one or more classes of Subordinate Certificates. Only the Class A Certificates are offered hereby. The Subordinate Certificates, which are not being offered hereby, may be sold at any time on or after the Closing Date in accordance with the Pooling and Servicing Agreement.

      The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. The Class A Certificates in the aggregate initially evidence an interest of approximately 100% of the sum of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans.

      The final maturity dates of the Class A-1 Variable Rate Certificates, Class A-2 Fixed Rate Certificates, Class A-3 Fixed Rate Certificates and Class A-4 Fixed Rate Certificates, are November 15, 2008, January 15, 2013, March 15, 2013 and March 15, 2029 respectively. Such dates are the dates on which the related Class A Certificate Balance would be reduced to zero, assuming, among other things, that with respect to the Class A-1 Variable Rate, Class A-2 Fixed Rate and Class A-3 Fixed Rate Certificates, (i) no Prepayments are received on any of the Mortgage Loans, (ii) distributions of principal and interest on each of the Mortgage Loans is timely received, (iii) excess interest will not be used to make accelerated payments of principal to the Holders of the Class A Certificates, (iv) the majority holder of the Subordinate Certificates and the Insurer do not exercise their respective options to purchase the Mortgage Loans on or after the Clean-up Call Date, (v) the Mortgage Loans have the applicable characteristics set forth in the "Weighted Average Lives" section herein. The final maturity date for the Class A-4 Fixed Rate Certificates is the Distribution Date in the calendar month which is twelve calendar months after the stated maturity of the Mortgage Loan having the latest stated maturity occurs.

      All distributions to holders of the Class A Certificates, other than the final distribution on the Class A Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Class A Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Distributions on Certificates held in book-entry form will be made by wire transfer in immediately available funds to the Clearing Agency (as
defined  below)  or  its  nominee.   Distributions   on

Certificates held in certificated form by their beneficial owners will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the certificate register or (ii) upon written request to the Trust Administrator at least five business days prior to the relevant Record Date by any holder of Class A Certificates having an aggregate initial Certificate Principal Balance that is in excess of $5,000,000 by wire transfer in immediately available funds to the account of such Certificateholder specified in the request, provided that the Trust Administrator may deduct a reasonable wire transfer fee from any payment made by wire transfer. The final distribution on the Class A Certificates will be made in like manner, but only upon presentment and surrender of such Class A Certificates at the corporate trust office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Book-Entry Registration and Definitive Certificates

      The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Certificates, for distribution to Certificate Owners in accordance with DTC procedures.

      Holders of Certificates may hold their Certificates through DTC (in the United States) or CEDEL, S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which, in turn, will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

      Transfers between Participants (defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Certificate Owners or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Class A Certificates from the Trust Administrator or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Distribution Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) will be CEDE & Co., as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee or the Trust Administrator as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the Pooling and Servicing Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

      Certificates initially issued in book-entry form will be issued as Definitive Certificates only if (i) DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Servicer is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement (an "Event of Default"), if holders of Class A Certificates evidencing not less than 51% of the Voting Rights advise the Trust Administrator in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trust Administrator shall execute and authenticate such Certificates in the form of Definitive
Certificates, and thereafter the Trustee and the Trust Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and such holders of Definitive Certificates will deal directly with the Trust Administrator with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Pooling and Servicing Agreement will provide that the applicable Certificateholders will be notified of such event.

Pass-Through Rates

      The "Pass-Through Rate" on the Class A Certificates on each Distribution Date will be a rate per annum equal to: (i) in the case of the Class A-1 Variable Rate Certificates, the lesser of (a) the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described under "Description of the Certificates--Calculation of LIBOR") as of the second business day prior to the immediately preceding Distribution Date (or, in the case of the April 15, 1998 Distribution Date, as of the second business day prior to the Closing Date) plus 0.12% per annum and (b) the Available Funds Cap Rate applicable to such Distribution Date (the "Class A-1 Interest Rate"), (ii) in the case of the Class A-2 Fixed Rate Certificates, 6.350% (the "Class A-2 Pass-Through Rate"), (iii) in the case of the Class A-3 Fixed Rate Certificates, 6.515% (the "Class A-3 Pass-Through Rate") and (iv) in the case of the Class A-4 Fixed Rate Certificates, 6.960% (the "Class A-4 Pass-Through Rate"). The
"Available Funds Cap Rate" as of any Distribution Date shall be an amount, expressed as a per annum rate, equal to (a) the aggregate amount of interest due and collected (or advanced) on the Mortgage Loans for the related Collection Period minus the aggregate of the Servicing Fee, the Trust Administration Fee and the premium with respect to the Policy payable on such Distribution Date, divided by (b) the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

      If the majority holder of the Subordinate Certificates fails to exercise its option to purchase the Mortgage Loans on the Clean-up Call Date, the Class A-4 Pass-Through Rate will be increased by 0.50% per annum for each Distribution Date subsequent to the Clean-up Call Date.

Calculation of LIBOR

      On the second business day preceding each Distribution Date or, in the case of the April 15, 1998 Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trust Administrator will determine the London Interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Interest Accrual Period for the Variable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trust Administrator and (iv) not controlling, controlled by, or under common control with, the Servicer or the Trust Administrator.

      On each Interest Determination Date, LIBOR for the related Interest Accrual Period for the Variable Rate Certificates will be established by the Trust Administrator as follows:

            (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual period for the Variable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

            (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period for the Variable Rate Certificates shall be the higher of
      (x) LIBOR as determined on the previous  Interest  Determination  Date and
      (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625% of the one-month U.S. dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trust Administrator can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

      The establishment of LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Variable Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Interest Distributions

      Distributions in respect of interest on each Distribution Date will be made concurrently: to the holders of the Class A-1 Variable Rate Certificates in an amount equal to the Class A-1 Interest Distribution Amount, to the holders of the Class A-2 Fixed Rate Certificates in an amount equal to the Class A-2 Interest Distribution Amount, to the holders of the Class A-3 Fixed Rate Certificates in an amount equal to the Class A-3 Interest Distribution Amount and to the holders of the Class A-4 Fixed Rate Certificates in an amount equal to the Class A-4 Interest Distribution Amount.

      The "Class A-1 Interest Distribution Amount" on any Distribution Date is equal to (i) interest accrued during the related Interest Accrual Period on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date at the Class A-1 Pass-Through Rate, reduced pro rata (to not less than zero) by any shortfalls resulting from the application of the Relief Act and Prepayment Interest Shortfalls, plus (ii) any shortfalls of Accrued Certificate Interest from prior Interest Accrual Periods.

      The "Class A-2 Interest Distribution Amount" on any Distribution Date is equal to (i) interest accrued during the related Interest Accrual Period on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date at the Class A-2 Pass-Through Rate, reduced pro rata (to not less than zero) by any shortfalls resulting from the application of the Relief Act and Prepayment Interest Shortfalls, plus (ii) any shortfalls of Accrued Certificate Interest from prior Interest Accrual Periods.

      The "Class A-3 Interest Distribution Amount" on any Distribution Date is equal to (i) interest accrued during the related Interest Accrual Period on the Class A-3 Certificate Principal Balance immediately prior to such Distribution Date at the Class A-3 Pass-Through Rate, reduced pro rata (to not less than zero) by any shortfalls resulting from the application of the Relief Act and Prepayment Interest Shortfalls, plus (ii) any shortfalls of Accrued Certificate Interest from prior Interest Accrual Periods.

      The "Class A-4 Interest Distribution Amount" on any Distribution Date is equal to (i) interest accrued during the related Interest Accrual Period on the Class A-4 Certificate Principal Balance immediately prior to such Distribution Date at the Class A-4 Pass-Through Rate, reduced pro rata (to not less than zero) by any shortfalls resulting from the application of the Relief Act and Prepayment Interest Shortfalls, plus (ii) any shortfalls of Accrued Certificate Interest from prior Interest Accrual Periods.

      Distributions of the Interest Distribution Amount will be made on each Distribution Date, commencing with the first Distribution Date. The Interest Accrual Period for any Distribution Date is (i) in the case of the Class A-1 Variable Rate Certificates, the period from and including the immediately preceding Distribution Date (or, with respect to the April 15, 1998 Distribution Date, the Closing Date) to the day immediately preceding such Distribution Date, and (ii) in the case of the Fixed Rate Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs. Distributions of interest will be based (i) in the case of the Class A-1 Variable Rates Certificates, the actual number of days elapsed in the related Interest Accrual Period and a 360-day year and (ii) in the case of the Fixed Rate Certificates on a 360-day year consisting of twelve 30-day months.

      Subject to the terms of the Policy, any shortfall in the Interest Distribution Amount for the Class A Certificates on any Distribution Date (other than Relief Act Shortfalls and Prepayment Interest Shortfalls) will be covered under the Policy. Notwithstanding the foregoing, if payments are not made as required under the Policy, any such interest losses may be allocated to the Class A Certificates.

Principal Distributions on the Class A Certificates

      On each Distribution Date an amount equal to the Principal Distribution Amount (defined below), will be distributed in the following order: first, to the Holders of the Class A-1 Variable Rate Certificates until the Class A-1 Certificate Principal Balance has been reduced to zero, second, to the Holders of the Class A-2 Fixed Rate Certificates until the Class A-2 Certificate Principal Balance has been reduced to zero, third, to the Holders of the Class A-3 Fixed Rate Certificates until the Class A-3 Certificate Principal Balance has been reduced to zero and fourth, to the Holders of the Class A-4 Fixed Rate Certificates until the Class A-4 Certificate Principal Balance has been reduced to zero.

      The "Principal Distribution Amount" for any Distribution Date will be the lesser of:

            (a) the excess of the Available Distribution Amount over the Accrued Certificate Interest and any shortfalls of Accrued Certificate Interest from previous Distribution Dates; and

            (b) the sum of:

                  (i) the  principal  portion  of all  monthly  payments  on the
            Mortgage Loans received during the related Collection Period;

                  (ii) the principal  portion of all proceeds of the  repurchase of a related Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Collection Period;

                  (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Collection Period, to the extent applied as recoveries of principal on the related Mortgage Loans, net of any portion that represents a recovery of principal for which a Monthly Advance was made by the Servicer;

                  (iv) the amount of any Overcollateralization  Deficit for such
            Distribution Date; and

                  (v) the amount of any  Subordination  Increase Amount (defined below) for the Class A Certificates for such Distribution Date;

                  minus

                  (vi) the amount of any Subordination Reduction Amount (defined below) for such Distribution Date.

      Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" herein, no amounts will be distributed to the holders of the Class A Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the Insurer of the full amount of any Cumulative Insurance Payments. As of any Distribution Date, "Cumulative Insurance Payments" refers to the aggregate of any payments made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

      In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Class A Certificate Principal Balance.

      The "Available Distribution Amount" for the Class A Certificates for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Servicer, of (i) the aggregate amount of monthly payments on the related Mortgage Loans received by or on behalf of the Trustee during the related Collection Period, after deduction of the Servicing Fee, the Trust
Administration Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the related Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds, proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the preceding calendar month and deposits into the Distribution Account from the Interest Coverage Account, if any, (iii) all Monthly Advances with respect to the related Mortgage Loans received by or on behalf of the Trustee for such Distribution Date and (iv) Prepayment Interest Shortfalls for such Distribution Date to the extent of the Servicing Fee for such Distribution Date.

Overcollateralization Provisions

      The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only to the limited extent hereinafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Accrued Certificate Interest and any shortfalls thereon payable to the holders of the Class A Certificates and (B) the amount described in clauses (b)(i)-(iii) of the definition of Principal Distribution Amount.

      With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

            first, to the holders of the Class A Certificates as a payment of the Overcollateralization Deficit, if any;

            second, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

            third,  to the  holders  of the class of Class A  Certificates  then
      receiving   distributions   of   principal  in  an  amount  equal  to  the
      Subordination Increase Amount;

            fourth, to the Insurer, any amounts remaining due to the Insurer under the terms of the Insurance Agreement;

            fifth, to the holders of the class of Class A Certificates, an amount equal to any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans or Prepayment Interest Shortfalls; and

            sixth, to the holders of the Subordinate Certificates.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans immediately following such Distribution Date over (b) the Class A Certificate Principal Balance as of such date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount, on such Distribution Date) is the "Subordinated Amount" as of such Distribution Date. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of its Cut-off Date, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Subordinated Amount exceeds the Subordinated Amount as of such Distribution Date is a

"Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Required Subordinated Amount" with respect to such Distribution Date.

      In the event that the Required Subordinated Amount is required to step up on any Distribution Date, the Pooling and Servicing Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first through second above will be distributed in respect of the Subordination Increase Amount until the Subordinated Amount equals the Required Subordinated Amount.

      In the event that the Required Subordinated Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date will be distributed to the holders of the Subordinate Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount over (b) the Required Subordinated Amount is the "Excess Subordinated Amount". If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater that the Required Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date will instead be distributed to the holders of the Subordinate Certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution specified in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount, on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

Financial Guaranty Insurance Policy

      The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Trust Administrator.

      Simultaneously with the issuance of the Class A Certificates, the Insurer will deliver the Policy to the Trust Administrator on behalf of the Trustee for the benefit of the holders of the Class A Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee on each Distribution Date to the Trustee for the benefit of the holders of the Class A Certificates the full and complete payment of Insured Payments with respect to the Class A Certificates, calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Distribution Account (as defined in the Pooling and Servicing Agreement) to pay the Interest Distribution Amount (other than Relief Act Shortfalls or Prepayment Interest Shortfalls) for the related Interest Accrual Period, (ii) the Remaining Overcollateralization Deficit, if any, for such Distribution Date and (iii) without duplication of the amount specified in clause (ii), the Class A Certificate Principal Balance to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that the Insurer is permitted at its sole option, but not required, to pay any losses in connection with the liquidation of a Mortgage Loan in accordance with the Policy. Insured Payments do not cover the Servicer's failure to make Monthly Advances pursuant to the Pooling and Servicing Agreement, except to the extent that a Remaining Overcollateralization Deficit would otherwise result therefrom. Nevertheless, the effect of the Policy is to guaranty the timely payment of interest on and the ultimate principal amount of all classes of the Class A Certificates. The Policy does not cover Relief Act Shortfalls or Prepayment Interest Shortfalls.

      If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt (defined below) by the Insurer from the Trust Administrator of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Class A Certificates is required to return principal or interest distributed with respect to a Class A Certificate during the Term of the Policy (defined below) because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Class A Certificates that the Order has been entered and is not subject to any stay, and
(C) an assignment duly executed and delivered by such holder of Class A Certificates, in such form as is reasonably required by the Insurer and provided to such holder of Class A Certificates by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trust Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Trust Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, the Trust Administrator or holder of Class A Certificates directly (unless a holder of Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee or the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Pooling and Servicing Agreement.

      Payment of claims under the Policy will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

      The terms "Receipt" and "Received" with respect to the Policy, means actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

      Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee or the Trust Administrator is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee or the Trust Administrator as provided in the Policy, whether or not such funds are properly applied by the Trustee or the Trust Administrator.

      "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Class A Certificate Principal Balance is zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Class A Certificates could be avoided in whole or in part as a preference payment.

      The Insurer shall be subrogated to the rights of the holders of the Class A Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or the Trust Administrator), to the holders of the Class A Certificates, the Insurer will be subrogated to the rights of the holders of the Class A Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Class A Certificates for purposes of payment.

      Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions. The Policy is governed by the laws of the State of New York. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of Class A Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

      Pursuant to the terms of the Pooling and Servicing Agreement, unless an Insurer Default (defined below) exists, the Insurer will be entitled to exercise certain rights of the holders of the Class A Certificates, without the consent of such Certificateholders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" herein.

      The Depositor, the Originator and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor and the Originator will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor and the
Originator will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Originator under the Insurance Agreement will constitute an Event of Default by the Originator (in its capacity as Servicer) under the Pooling and Servicing Agreement and allow the Insurer, among other things, to direct the Trustee to terminate the Servicer. An "event of default" by the Originator under the Insurance Agreement includes (i) the Originator's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the Originator's untruth or incorrectness in any material respect of any representation or warranty of the Originator in the Insurance Agreement, the Pooling and Servicing Agreement (in its capacity as Servicer) or certain other documents, (iii) the Originator's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement (in its capacity as Servicer) and certain other documents, (iv) the Originator's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Originator, and (v) the occurrence of an Event of Default under the Pooling and Servicing Agreement (in its capacity as Servicer) or certain other documents.

Monthly Advances

      Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of interest, net of the Servicing Fee rate, that were due during the related Collection Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments of interest not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "Monthly Advance").

      Monthly Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

      All Monthly Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Trust Administrator will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

Determination of Losses; Subordination

      The Policy will cover all Remaining Overcollateralization Deficits, if any.

      With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed-in-lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Monthly Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized is referred to herein as "Realized Losses."

                        POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Certificates. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans received on and after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Seller under the Purchase Agreement and Assignment between the Seller and the Originator. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The definitive Class A Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator, located in Charlotte, North Carolina. The Originator will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Emergent Mortgage Corp., 15 S. Main Street, Suite 750, Greenville, South Carolina 29601, Attn: Laird Minor.

Assignment of the Mortgage Loans

      The Depositor will deliver to the Trust Administrator with respect to each Mortgage Loan (i) the original mortgage note endorsed without recourse to the Trustee or the Trust Administrator to reflect the transfer of the Mortgage Loan,
(ii) the original  mortgage  with  evidence of recording  indicated  thereon and
(iii) an original assignment of the mortgage in recordable form to the Trustee or the Trust Administrator, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Originator in the appropriate offices for real property records. The Trustee, concurrently with the Depositor's assignment, will deliver the Certificates to the Depositor in exchange for the Mortgage Loans.

Trustee and Trust Administrator

      The Trustee for the Class A Certificates will be Wilmington Trust Company, a Delaware banking corporation. The corporate trust office of the Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      First Union National Bank will act as Trust Administrator for the Class A Certificates. The corporate trust office of the Trust Administrator is located at 230 South Tryon Street, Charlotte, North Carolina 28288. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as Certificate registrar and custodian.

      The principal compensation to be paid to the Trust Administrator in respect of its obligations under the Pooling and Servicing Agreement will be equal to accrued interest at the Trust Administrator fee rate of 0.015% per annum on the Stated Principal Balance of each Mortgage Loan. The Trust Administrator will be responsible for paying the fees of the Trustee. The
Pooling and Servicing Agreement will provide that the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee or the Trust Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from the Servicer's actions or omissions in connection with the Pooling and Servicing Agreement and the Mortgage Loans (but only to the extent the Trustee or the Trust Administrator is actually indemnified by the Servicer pursuant to the Pooling and Servicing Agreement), (ii) that constitutes a specific liability of the Trustee or the Trust Administrator under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of the Trustee's or the Trust Administrator's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's or the Trust Administrator's obligations and duties under the Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee rate of 0.50% per annum on the Stated Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicer will be obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of the Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and
Servicing Agreement. See "Servicing of the Mortgage Loans and Contracts-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicer and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Servicer.

Voting Rights

      With respect to any date of determination, the percentage of all the voting rights (the "Voting Rights") allocated among holders of the Class A Certificates and of the Subordinate Certificates will be the fraction, expressed as a percentage, the numerator of which is the aggregate certificate principal balance (the "Certificate Principal Balance") of all the Certificates of such class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Balance of such Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Class A Certificates. See "--Certain Matters Regarding the Insurer" herein.

Certain Matters Regarding the Insurer

      Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates, without the consent of such holders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trust Administrator to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a default by the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Trustee or the Trust Administrator pursuant to the Pooling and Servicing Agreement; (iv) the right to institute proceedings against the Servicer in the event of default by the Servicer and refusal of the Trustee or the Trust Administrator to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Class A Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee or the Trust
Administrator, (ii) the appointment of any successor Trustee, Trust Administrator or Servicer or (iii) any amendment to the Pooling and Servicing Agreement.

Termination

      The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement-Termination; Purchase or Other Disposition of Mortgage Loans and Contracts" in the Prospectus. The majority holder of the Subordinate Certificates and the Insurer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect termination of the Trust Fund and early retirement of the Certificates on any Distribution Date following the Collection Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is 10% or less, in the case of a purchase by the majority holder of the Subordinate Certificate, or 5% or less, in the case of a purchase by the Insurer, of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Subordinate Certificates or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed,  together  with  any  amounts  due to the  Servicer  for  servicing compensation at the Servicing Fee rate. In the event the holder of the Subordinate Certificates or the Insurer exercises such option, the portion of the purchase price allocable to the Class A Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Class A Certificate Principal Balance thereof, plus (ii) one month's interest on the then outstanding Class A-1 Certificate Principal Balance thereof at the Class A-1 Pass-Through Rate, one month's interest on the then outstanding Class A-2 Certificate Principal Balance at the Class A-2 Pass-Through Rate, one month's interest on the then outstanding Class A-3 Certificate Principal Balance of the Class A-3 Pass-Through Rate and one month's interest on the then outstanding Class A-4 Certificate Principal Balance at the Class A-4
Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon. No such termination shall be permitted without the prior written consent of the Insurer if it would result in a draw under the Policy or in any outstanding amounts due the Insurer under the Insurance Agreement remaining unpaid.

      If the majority holder of the Subordinate Certificates fails to exercise such option, the Class A-4 Pass-Through Rate will be increased by 0.50% per annum for each Distribution Date after the Clean-up Call Date.

      In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences--REMIC CERTIFICATES" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Election

      The Trust Administrator will cause an election to be made with respect to certain specified assets of the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Code Section 860D. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC election is made and compliance with the Pooling and Servicing Agreement, each class of Class A Certificates will be treated as a "regular interest" in a REMIC.

      For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Certificates under an accrual method. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Class A Certificates is the "Prepayment Assumption." See "YIELD ON THE CERTIFICATES--Weighted Average Lives" herein and "Certain Federal Income Tax Consequences--REMIC CERTIFICATES--Taxation of Regular Certificates" in the Prospectus.

      The Class A Certificates will constitute: (i) "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) "qualified mortgages" within the meaning of section 860G(a)(3) of the Code or "permitted investments" within the meaning of section 860G(a)(5) of the Code if held by a REMIC, or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts. See "Certain Federal Income Tax Consequences--REMIC CERTIFICATES--Status of the REMIC Certificates" in the Prospectus.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be used to repay indebtedness secured by the Mortgage Loans (including indebtedness under facilities with affiliates of the Underwriters) and to pay expenses incurred in connection with pooling the Mortgage Loans and the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Class A Certificates will be purchased from the Depositor by the Underwriters upon issuance. Prudential Securities Incorporated is affiliated with the Depositor and First Union Capital Markets is affiliated with the Trust Administrator.

      In the Underwriting Agreement, each of Prudential Securities Incorporated and First Union Capital Markets has agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the Class A Certificates set forth opposite its name below.
                                                          Principal Amount of
               Underwriter                              the Class A Certificates
               -----------                              ------------------------

Prudential Securities Incorporated..............               $58,022,000
First Union Capital Markets.....................                 5,000,000
                                                                 ---------
        Total...................................               $63,022,000

      The Underwriters have advised the Depositor that they propose to offer the Class A Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

      In  connection  with  the  offering  of  the  Class  A  Certificates,  the
Underwriters and dealers and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing its market price. In addition, the Underwriters may impose "penalty bids" under contractual arrangements with the dealers whereby it may reclaim from an Underwriters (or dealer participating in the offering) for its account, the selling concession with respect to the Offered Certificates that it distributed in the offering but subsequently purchased in the open market. Any transaction described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. No transaction described in this paragraph is required, and, if taken, may be discontinued at any time without notice.

      The Depositor has agreed to indemnify the  Underwriters  against,  or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933.

      A certain affiliate of First Union Capital Markets provides warehouse financing facilities to the Originator.

      All of the Mortgage Loans included in the Trust Fund will have been acquired by the Depositor in a privately negotiated transaction with the Seller.

                                 LEGAL MATTERS

      Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor and for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

      The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

      It is a condition to the issuance of the Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

      The ratings of Moody's and Standard & Poor's assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates such as the Certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by Moody's and Standard & Poor's on the Class A Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Class A Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Class A Certificates.

      The Depositor has not requested that any rating agency rate the Class A Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as stated above.

                                LEGAL INVESTMENT

      The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

      The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies (a "Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause assets of a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

      The Department of Labor has issued to Prudential Securities Incorporated an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of pools and the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans.

      Among the conditions that must be satisfied for the Exemption to apply are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

      (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

      (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust Fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      The Trust Fund must also meet the following requirements:

            (i) the corpus of the Trust Fund consists solely of assets of the type that have been included in other investment pools;

            (ii) certificates in such other investment pools have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of certificates; and

            (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Insurer, the Underwriters, the Trustee, the Trust Administrator, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

      The Exemption may be available for the purchase of Class A Certificates by Plans. Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption and whether the conditions of such Exemption will be applicable to the Class A Certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      In addition, prospective investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Saving Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance Company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances.

                 INDEX OF DEFINED TERMS

Accrued Certificate Interest...................................................6
Aggregate Risks...............................................................21
Available Distribution Amount.................................................52
Available Funds Cap Rate...................................................5, 48
Balloon Loans.................................................................17
Business Day..................................................................54
CEDE..........................................................................45
CEDEL......................................................................4, 45
CEDEL Participants............................................................47
Certificate Principal Balance.................................................58
Certificateholders.............................................................4
Certificates............................................................1. Cover
CII...........................................................................22
Class A Certificateholders.................................................Cover
Class A Certificates.......................................................Cover
Class A-1 Certificate Principal Balance........................................7
Class A-1 Interest Distribution Amount........................................50
Class A-1 Pass-Through Rate....................................................5
Class A-1 Variable Rate Certificates...........................................1
Class A-2 Certificate Principal Balance........................................7
Class A-2 Certificates.....................................................Cover
Class A-2 Interest Distribution Amount........................................50
Class A-2 Pass-Through Rate................................................5, 48
Class A-3 Certificate Principal Balance........................................7
Class A-3 Fixed Rate Certificates..............................................1
Class A-3 Interest Distribution Amount........................................50
Class A-3 Pass-Through Rate................................................5, 48
Class A-4 Certificate Principal Balance........................................7
Class A-4 Fixed Rate Certificates..............................................1
Class A-4 Interest Distribution Amount........................................50
Class A-4 Pass-Through Rate................................................5, 48
Clean-up Call Date............................................................11
Clearing Agency...............................................................45
Collection Period..............................................................5
Compensating Interest.........................................................58
Cooperative...................................................................47
Debt Ratio....................................................................31
Depositaries...............................................................4, 45
Depositary....................................................................45
Depositor......................................................................2
Determination Date.............................................................5
Distribution Date..........................................................Cover
DTC............................................................................4
ERISA.....................................................................14, 63
Euroclear..................................................................4, 45
Euroclear Operator............................................................47
Euroclear Participants........................................................47
Event of Default..............................................................48
Excess Subordinated Amount....................................................53
Exemption.....................................................................63
Fixed Rate Certificates........................................................1
HEP...........................................................................40
Holders........................................................................4
Holdings......................................................................19
Home Equity Prepayment........................................................40
Indirect Participants.........................................................46
Insolvency Laws...............................................................18
Insurance Agreement...........................................................55
Insured Payment...............................................................10
Insured Payments..............................................................53
Insurer................................................................19. Cover
Insurer Default...............................................................59
Interest Accrual Period........................................................5
Interest Determination Date...................................................49
Interest Distribution Amount...................................................6
LIBOR.........................................................................49
Modeling Assumptions..........................................................41
Monthly Advance...............................................................56
Moody's.......................................................................13
Mortgage Loan Division........................................................22
Mortgage Loans.............................................................Cover
Mortgage Pool..............................................................Cover
Mortgage Rate.................................................................11
Mortgaged Properties...........................................................2
National Credit Rating Agencies...............................................63
Net Monthly Excess Cashflow....................................................8
Order.........................................................................54
Original Class A-1 Certificate Principal Balance...............................1
Original Class A-2 Certificate Principal Balance...............................1
Original Class A-3 Certificate Principal Balance...............................1
Original Class A-4 Certificate Principal Balance...............................1
Originator.................................................................Cover
Overcollateralization Deficit..................................................7
Parent........................................................................22
Participants..................................................................45
Pass-Through Rate..............................................................4
Piggy Back Mortgage Loans..................................................3, 19
Plan..........................................................................63
Policy.....................................................................Cover
Pooling and Servicing Agreement............................................Cover
Prepayment Assumption.........................................................40
Prepayment Interest Shortfalls................................................38
Prepayments...................................................................16
Principal Distribution Amount.................................................51
Purchase Agreement and Assignment..........................................Cover
Realized Losses...............................................................56
Receipt.......................................................................54
Received......................................................................54
Reference Banks...............................................................49
Relief Act....................................................................38
Relief Act Shortfalls.........................................................39
Remaining Overcollateralization Deficit........................................8
REMIC.........................................................................60
Reserve Interest Rate.........................................................49
Restricted Group..............................................................64
Retail Mortgage Loans.........................................................32
Seller..................................................................2. Cover
Servicer...................................................................2, 35
Servicing Fee..................................................................8
Single Risks..................................................................21
SMMEA.....................................................................13, 62
Standard & Poor's.............................................................13
Stated Principal Balance......................................................52
Subordinate Certificates...................................................Cover
Subordinated Amount...........................................................52
Subordination Increase Amount.................................................53
Term of the Policy............................................................55
Terms and Conditions..........................................................47
Trust Administration Fee.......................................................5
Trust Administrator............................................................1
Trustee....................................................................Cover
Unaffiliated Seller's Agreement............................................Cover

Underwriters...............................................................Cover
Variable Rate Certificates.....................................................1
Voting Rights.................................................................58
Wholesale Mortgage Loans......................................................31

PROSPECTUS
--------------------------------------------------------------------------------
               Prudential Securities Secured Financing Corporation
                                   (Depositor)
                            Pass-Through Certificates
                              (Issuable in Series)
--------------------------------------------------------------------------------

     Prudential Securities Secured Financing Corporation (the "Depositor") may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates or Notes (such Pass-Through Certificates or such Notes, together the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates on terms to be determined at the time of sale.

     The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor for the benefit of the holders of the related Series of Certificates (the "Certificateholders"). Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Fund") will consist of a segregated pool (the "Pool") of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in the Mortgaged Properties (as defined herein), including installment sale contracts with respect to any such properties, or participation in any of the foregoing (the "Mortgage Loans") or (ii) manufactured housing conditional sales contracts and installment agreements (the "Contracts"). The Mortgage Loans or Contracts included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the "Servicer") described in the applicable Prospectus Supplement.

     The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans or Contracts ("Standard Certificates"), (ii) one or more Classes of Certificates ("Multi-Class Certificates") each of which will be assigned a principal balance (a " Stated Amount") based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a "Notional Amount") on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate") or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass") and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).

                                                  (Cover continued on next page)

                       -----------------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

     The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

--------------------------------------------------------------------------------
                  The date of this Prospectus is June 10, 1997

(Cover continued from previous page)

     Each Series of Certificates will include one or more classes. The Certificates of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the "Shifting Interest Certificates"). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

     Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

     An election may be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes MultiClass Certificates as a "real estate mortgage investment conduit" (a "REMIC") or, on or after September 1, 1997, as a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute "regular interests" in the REMIC ("Regular Certificates") and one Class or Subclass with respect to each REMIC which constitutes the "residual interest" therein (the "Residual Certificates"). Series of Certificates for which a FASIT election has been made will include one or more Classes or Subclasses which constitute "regular interests" ("FASIT Regular Securities") and/or "high-yield interests" ("FASIT High-Yield Securities") and one Class or Subclass with respect to each FASIT which constitutes the "ownership interest" therein (the "FASIT Ownership Interest"). Alternatively, a Trust Fund may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of debt. See "Certain Federal Income Tax Consequences."

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                     REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -Reports to the Trustee" and "Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential
Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Len Blum (212) 778-1000.

                              AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying, all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, telephone number (212) 778-1000, Attention: Len Blum.

                              SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appear at the end of this Prospectus.

Title of Securities.................   Pass-Through  Certificates  (Issuable  in
                                       Series).

Depositor...........................   Prudential  Securities  Secured Financing
                                       Corporation,   formerly   known   as  P-B
                                       Secured   Financing    Corporation   (the
                                       "Depositor"), a Delaware corporation, is a wholly owned limited purpose finance subsidiary of Prudential Securities Group
                                       Inc. The Depositor's principal executive offices are located at One New York
                                       Plaza,  15th  Floor,  New York,  New York
                                       10292,  and its telephone number is (212)
                                       778-1000. See "The Depositor."

Unaffiliated Sellers................   The  Depositor  will acquire the Mortgage
                                       Loans  and  Contracts  from  one or  more
                                       institutions    unaffiliated   with   the
                                       Depositor ("Unaffiliated Sellers").

Trustee  ...........................   The Trustee with respect to a Series will
                                       be  specified  in the related  Prospectus
                                       Supplement.

Servicer ...........................   The Servicer for each Series  relating to
                                       Mortgage   Loans  or  Contracts  will  be
                                       specified  in the  applicable  Prospectus
                                       Supplement. The Servicer will service the
                                       Mortgage  Loans or  Contracts  comprising
                                       each Trust Fund and administer each Trust
                                       Fund  pursuant to a separate  Pooling and
                                       Servicing Agreement (each, a "Pooling and
                                       Servicing  Agreement").  The Servicer may
                                       subcontract  all  or any  portion  of its
                                       obligations   as   Servicer   under  each
                                       Pooling  and   Servicing   Agreement   to
                                       qualified     subservicers    (each,    a
                                       "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Mortgage Loans and Contracts."

The Trust Funds.....................   The  Trust   Fund  for  each   Series  of
                                       Certificates    may    consist   of   any
                                       combination   of  Mortgage   Pool  and/or
                                       Contract Pools (each as defined herein) and certain other related property, as specified herein and in the applicable
                                       Prospectus Supplement. Unless otherwise specified in the applicable Prospectus
                                       Supplement, each Mortgage Pool will be comprised of Mortgage Loans or Contracts or participations therein.

                                       Unless   otherwise   specified   in   the
                                       applicable  Prospectus  Supplement,  each
                                       Contract  Pool will  consist  of fixed or
                                       adjustable  rate   manufactured   housing
                                       installment    sale,     contracts    and
                                       installment   loan    agreements.    Each
                                       Contract  may be secured by a new or used
                                       Manufactured Home (as defined herein).

                                       Neither the  Certificates,  the  interest
                                       thereon,   nor  the  underlying  Mortgage
                                       Loans are guaranteed by the United States
                                       nor   do   they   constitute   debts   or
                                       obligations of the United States or any agency or instrumentality of the United States.

                                       The  particular  characteristics  of each
                                       Trust Fund will be set forth in the applicable Prospectus Supplement.

Description of the
Certificates........................   The Certificates issued by any Trust Fund
                                       may   represent    beneficial   ownership
                                       interests in the related  Mortgage  Loans
                                       held by the related  Trust  Fund,  or may
                                       represent  debt secured by such  Mortgage
                                       Loans,  as  described  herein  and in the
                                       related      Prospectus       Supplement.
                                       Certificates  which represent  beneficial
                                       ownership  interests in the related Trust
                                       Fund    will    be    referred    to   as
                                       "Certificates" in the related  Prospectus
                                       Supplement; Certificates which represent debt issued by the related Trust Fund will be referred to as "Notes" in the related Prospectus Supplement.

                                       With respect to Notes issued by the related Trust Fund, the related Trust Fund will enter into an indenture by and between such Trust Fund and the trustee named on such indenture, as set forth in the related Prospectus Supplement.

                                       Each  Series  of  Certificates   will  be
                                       recourse  to the  assets  of the  related
                                       Trust  Fund  only.  The  sole  source  of
                                       payment  for any  Series of  Certificates
                                       will be the assets of the  related  Trust
                                       Fund.  The   Certificates   will  not  be
                                       obligations,     either    recourse    or
                                       non-recourse    (except    for    certain
                                       non-recourse    debt   described    under
                                       "Certain      Federal      Income     Tax
                                       Consequences"),  of  the  Depositor,  the
                                       Servicer  or any  Person  other  than the
                                       related   Trust  Fund.  In  the  case  of
                                       Certificates  that  represent  beneficial
                                       ownership  interest in the related  Trust
                                       Fund,  such  Certificates  will represent
                                       the  ownership  of such Trust Fund;  with
                                       respect to Certificates  which are Notes,
                                       such Notes will be secured by the related
                                       Trust    Fund.     Notwithstanding    the
                                       foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issue of such credit enhancement.

                                       Each Series  will  consist of one or more
                                       Classes of Certificates  which may be (i)
                                       Standard  Certificates,  (ii) Multi-Class
                                       Certificates     or    (iii)     Stripped
                                       Certificates.  Any Class of  Certificates
                                       may  be   divided   into   two  or   more
                                       Subclasses  and  any  Class  of  Standard
                                       Certificates    may   be   divided   into
                                       Subclasses  which consist of  Multi-Class
                                       Certificates.  The  Depositor  will cause
                                       each   Trust   Fund   (or   one  or  more
                                       segregated  pools of assets therein) with
                                       respect  to  a  Series   which   includes
                                       Standard  Certificates  redeemable  on  a
                                       random     lot     basis,     Multi-Class
                                       Certificates    or   Shifting    Interest
                                       Certificates  to elect to be treated as a
                                       REMIC.  In  addition,   any  Series  with
                                       respect  to  which an  election  has
                                       been made to treat the Trust Fund (or one
                                       or  more   segregated   pools  of  assets
                                       therein)  as a  REMIC  will  include  one
                                       Class  or  one   Subclass   of   Residual
                                       Certificates   as  to  each  REMIC.   The
                                       Residual Certificates of a Series, if offered hereby, will represent the right to receive distributions with respect to the related Trust Fund as specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be offered only in fully registered form.

A.  Standard
    Certificates....................   Unless   otherwise    provided   in   the
                                       applicable     Prospectus     Supplement,
                                       Standard  Certificates  of a Series  will
                                       each  evidence  a  fractional   undivided
                                       beneficial   ownership  interest  in  the
                                       related  Trust Fund and will  entitle the
                                       holder thereof to its proportionate share
                                       of a  percentage  of all of the  payments
                                       and other  receipts  with  respect to the
                                       principal  of and interest (to the extent
                                       of the  applicable  Net Mortgage  Rate or
                                       Net   Contract   Rate)  on  the   related
                                       Mortgage Loans or Contracts. If specified
                                       in the applicable Prospectus  Supplement,
                                       with  respect  to any  Class of  Standard
                                       Certificates  of a  Series  for  which  a
                                       REMIC    election    has    been    made,
                                       distributions   of   principal   may   be
                                       allocated among the Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus Supplement.

B.  Multi-Class
    Certificates....................   Multi-Class Certificates of a Series will
                                       consist  of  Certificates  each of  which
                                       evidences a beneficial ownership interest
                                       in the  related  Trust  Fund  and will be
                                       assigned  a Stated  Amount,  which may be
                                       based on an  amount of  principal  of the
                                       underlying Mortgage Loans or Contracts or
                                       on the value of future  cash  flows  from
                                       the    related    Trust   Fund    without
                                       distinction  as to  principal or interest
                                       and an Interest Rate which may be a fixed
                                       rate  (which  may be zero) or a  variable
                                       rate  or  which  will  otherwise   accrue
                                       interest as specified  in the  applicable
                                       Prospectus  Supplement.  The  holder of a
                                       Multi-Class  Certificate will be entitled
                                       to  receive,  to  the  extent  funds  are
                                       available therefor,  interest payments on
                                       the outstanding  Stated Amount thereof at
                                       the   applicable   Interest  Rate  or  as
                                       otherwise  specified  in  the  applicable
                                       Prospectus  Supplement and  distributions
                                       in  reduction   of  such  Stated   Amount
                                       determined in the manner and applied in the priority set forth in the applicable
                                       Prospectus Supplement.

C.  Stripped
    Certificates....................   Stripped  Certificates will each evidence
                                       an   undivided    beneficial    ownership
                                       interest  in the  related  Trust Fund and
                                       will  entitle  the holder  thereof to its
                                       proportionate   share   of  a   specified
                                       portion  (which may be zero) of principal
                                       payments   and/or  a  specified   portion
                                       (which may be zero) of interest  payments
                                       (to  the  extent  of the  applicable  Net
                                       Mortgage  Interest  Rate) on the  related
                                       Mortgage Loans.

Pooling and Servicing
Agreement...........................   The  Certificates  of each Series will be
                                       issued   pursuant   to  a   Pooling   and
                                       Servicing Agreement among the Depositor, the Servicer, if any, and the Trustee.

Cut-Off Date........................   The  date  specified  in  the  applicable
                                       Prospectus Supplement.

Distribution Dates..................   Unless   otherwise   specified   in   the
                                       applicable     Prospectus     Supplement,
                                       distributions on Standard Certificates or
                                       Stripped Certificates will be made on the
                                       25th  day  (or,  if  such  day  is  not a
                                       business  day, the business day following
                                       the 25th day) of each  month,  commencing
                                       with the  month  following  the  month in
                                       which the applicable Cut-Off Date occurs.
                                       Distributions on Multi-Class Certificates
                                       will  be  made  monthly,   quarterly,  or
                                       semiannually,  on the dates  specified in
                                       the applicable Prospectus Supplement. The
                                       dates upon which such  distributions  are
                                       made  are   referred  to  herein  as  the
                                       "Distribution Dates."

Record Dates........................   Distributions   will   be  made  on  each
                                       Distribution   Date  set   forth  in  the
                                       Prospectus          Supplement         to
                                       Certificateholders of record at the close
                                       of business on the last  business  day of
                                       the  month  preceding  the month in which
                                       such  Distribution  Date  occurs  or such
                                       other  date  as may be set  forth  in the
                                       Prospectus    Supplement   (the   "Record
                                       Date").

Interest ...........................   With respect to a Series of  Certificates
                                       consisting  of Standard  Certificates  or
                                       Stripped  Certificates,  unless otherwise
                                       specified  in the  applicable  Prospectus
                                       Supplement,   interest   on  the  related
                                       Mortgage Loans,  Mortgage Certificates or
                                       Contracts at the applicable  pass-through
                                       rate (the  "Pass-Through  Rate"),  as set
                                       forth   in  the   applicable   Prospectus
                                       Supplement,   will  be   passed   through
                                       monthly  on  each  Distribution  Date  to
                                       holders  thereof,  in accordance with the
                                       particular    terms    of    each    such
                                       Certificate.   Holders   of   Multi-Class
                                       Certificates will receive distributions of interest at the applicable Interest
                                       Rate, if any, on the Stated Amount or Notional Amount of such Certificates, or as otherwise specified in the applicable
                                       Prospectus Supplement, without regard to the Net Mortgage Rates or Net Contract
                                       Rates on the underlying Mortgage Loans or Contracts. Unless otherwise specified in the applicable Prospectus Supplement, the
                                       "Net  Mortgage  Rate"  for each  Mortgage
                                       Loan in a given period will equal the Mortgage Rate for such Mortgage Loan in such period (the "Mortgage Rate") less any Fixed Retained Yield, and less the Servicing Fee (as defined herein). Unless otherwise specified in the applicable
                                       Prospectus Supplement,  the "Net Contract
                                       Rate" for each Contract in a given period will equal the Contract Rate for such Contract in such period (the "Contract
                                       Rate") less any Fixed Retained Yield, and less the Servicing Fee. The "Servicing
                                       Fee" with respect to each Mortgage Loan or Contract is an amount reserved for servicing such Mortgage Loan or Contract and administration of the related Trust
                                       Fund.

Principal (including
prepayments)........................   With respect to a Series of  Certificates
                                       consisting  of Standard  Certificates  or
                                       Stripped  Certificates,  unless otherwise
                                       specified  in the  applicable  Prospectus
                                       Supplement, principal payments (including
                                       prepayments   received  on  each  related
                                       Mortgage Loan or Contract during the month preceding the month in which a Distribution Date occurs) will be passed through to holders on such Distribution
                                       Date, in accordance with the particular terms of each such Certificate.

Distributions in
Reduction of
Stated Amount.......................   With  respect to each Class and  Subclass
                                       of       Multi-Class        Certificates,
                                       distributions   in  reduction  of  Stated
                                       Amount will be made on each  Distribution
                                       Date to the  holders of the  Certificates
                                       of such Class and Subclass  then entitled
                                       to receive such  distributions  until the
                                       aggregate  amount  of such  distributions
                                       have  reduced  the Stated  Amount of each
                                       such Class and  Subclass of  Certificates
                                       to zero.  Distributions  in  reduction of
                                       Stated Amount will be allocated among the
                                       Classes    or    Subclasses    of    such
                                       Certificates  in the manner  specified in
                                       the  applicable  Prospectus   Supplement.
                                       Distributions   in  reduction  of  Stated
                                       Amount  with  respect  to  any  Class  or
                                       Subclass of Multi-Class Certificates of a
                                       Series  may  be  made  on a pro  rata  or
                                       random  lot or  such  other  basis  as is
                                       specified  in the  applicable  Prospectus
                                       Supplement.   See   "Description  of  the
                                       Certificates    --    Distributions    to
                                       Multi-Class Certificateholders."

Forward Commitments;
Pre-Funding.........................   A Trust Fund may enter into an  agreement
                                       (each,  a "Forward  Purchase  Agreement")
                                       with the Depositor  whereby the Depositor
                                       will   agree   to   transfer   additional
                                       Mortgage   Loans  to  such   Trust   Fund
                                       following  the date on which  such  Trust
                                       Fund  is  established   and  the  related
                                       Certificates  are  issued.   Any  Forward
                                       Purchase  Agreement will require that any
                                       Mortgage  Loans so transferred to a Trust
                                       Fund   conform   to   the    requirements
                                       specified   in  such   Forward   Purchase
                                       Agreement.    If   a   Forward   Purchase
                                       Agreement is to be  utilized,  and unless
                                       otherwise   specified   in  the   related
                                       Prospectus   Supplement,    the   related
                                       Trustee  will be required to deposit in a
                                       segregated  account (each, a "Pre-Funding
                                       Account")   all  or  a  portion   of  the
                                       proceeds   received  by  the  Trustee  in
                                       connection  with  the sale of one or more
                                       classes of  Certificates  of the  related
                                       Series;   subsequently,   the  additional
                                       Mortgage Loans will be transferred to the
                                       related  Trust Fund in exchange for money
                                       released  to  the   Depositor   from  the
                                       related  Pre-Funding  Account  in  one or
                                       more  transfers.  Each  Forward  Purchase
                                       Agreement  will  set a  specified  period
                                       during  which  any  such  transfers  must
                                       occur. The Forward Purchase  Agreement or
                                       the   related   Pooling   and   Servicing
                                       Agreement   will  require  that,  if  all
                                       moneys   originally   deposited  to  such
                                       Pre-Funding  Account  are  not so used by
                                       the end of such  specified  period,  then
                                       any remaining moneys will be applied as a
                                       mandatory prepayment of the related
                                       class  or  classes  of   Certificates  as
                                       specified   in  the  related   Prospectus
                                       Supplement.


Credit Enhancement
         A. By Subordination........   A Series of Certificates  may include one
                                       or more Classes or  Subclasses  of Senior
                                       Certificates  and one or more  Classes or
                                       Subclasses of Subordinated  Certificates.
                                       The rights of the holders of Subordinated
                                       Certificates   of  a  Series  to  receive
                                       distributions with respect to the related
                                       Mortgage   Loans  or  Contracts  will  be
                                       subordinated   to  such   rights  of  the
                                       holders of the Senior Certificates of the
                                       same    Series   to   the   extent   (the
                                       "Subordinated  Amount")  specified herein
                                       and   in   the   applicable    Prospectus
                                       Supplement.    This    subordination   is
                                       intended to enhance the likelihood of the
                                       timely     receipt    by    the    Senior
                                       Certificateholders of their proportionate
                                       share of scheduled  monthly principal and
                                       interest payments on the related Mortgage
                                       Loans  or  Contracts  and to  reduce  the
                                       likelihood      that      the      Senior
                                       Certificateholders     will    experience
                                       losses.  The  Prospectus  Supplement  for
                                       Series  of   Certificates   including   a
                                       subordination  feature  may also  specify
                                       the  allocation  of   distributions   and
                                       priority  of payments  of  principal,  or
                                       Stated Amount,  and interest among one or
                                       more  Classes  or  Subclasses  of  Senior
                                       Certificates   of   such   Series.    The
                                       protection     afforded     to     Senior
                                       Certificateholders  of a  Series  will be
                                       effected  by  a  preferential  right,  as
                                       specified  in the  applicable  Prospectus
                                       Supplement,      of      such      Senior
                                       Certificateholders  to  receive,  on  any
                                       Distribution Date, current  distributions
                                       on  the   related   Mortgage   Loans   or
                                       Contracts  and  (if so  specified  in the
                                       applicable Prospectus  Supplement) by the
                                       establishment  of  a  reserve  fund  (the
                                       "Subordination  Reserve  Fund")  for such
                                       Series.  Any  Subordination  Reserve Fund
                                       may be funded initially with a deposit of
                                       cash,  instruments  or  securities  in an
                                       amount   specified   in  the   applicable
                                       Prospectus    Supplement   and,   if   so
                                       specified   in  the  related   Prospectus
                                       Supplement,   may  be  augmented  by  the
                                       retention    of    distributions    which
                                       otherwise  would have been  available for
                                       distribution    to    the    Subordinated
                                       Certificateholders  in the  manner and to
                                       the extent  specified  in the  applicable
                                       Prospectus Supplement.  The Subordination
                                       Reserve  Fund for a Series  may be funded
                                       and maintained in such other manner as is
                                       specified   in  the  related   Prospectus
                                       Supplement.   The   maintenance   of  any
                                       Subordination   Reserve   Fund  would  be
                                       intended to preserve the  availability of
                                       the   subordination   provided   by   the
                                       Subordinated  Certificates and to provide
                                       liquidity,  but in certain  circumstances
                                       the  Subordination  Reserve Fund could be
                                       depleted and, if other amounts  available
                                       for   distribution   are    insufficient,
                                       shortfalls in distributions to the Senior
                                       Certificateholders  could result.  Unless
                                       otherwise   specified   in  the   related
                                       Prospectus    Supplement,    until    the
                                       Subordinated  Amount is  reduced to zero,
                                       Senior    Certificateholders    will   be
                                       entitled  to  receive  the  amount of any
                                       such shortfall, together with interest at
                                       the   applicable    Pass-Through    Rate,
                                       Interest Rate, or at such other rate specified in the applicable Prospectus
                                       Supplement, as the case may be, on the next

                                       Distribution         Date.         Senior
                                       Certificateholders  will  bear  their pro
                                       rata share of any losses  realized on the
                                       related  Mortgage  Loans or  Contracts in
                                       excess  of  the  applicable  Subordinated
                                       Amount. If so specified in the applicable
                                       Prospectus  Supplement,   the  protection
                                       afforded    to    holders    of    Senior
                                       Certificates   of   a   Series   by   the
                                       subordination   of   certain   rights  of
                                       holders of  Subordinated  Certificates of
                                       such  Series  to   distributions  on  the
                                       related  Mortgage  Loans or Contracts may
                                       be effected  by a method  other than that
                                       described  above,  such as,  in the event
                                       that the applicable Trust Fund (or one or
                                       more segregated  pools of assets therein)
                                       elects  to be  treated  as a  REMIC,  the
                                       reallocation  from  time to time,  on the
                                       basis   of    distributions    previously
                                       received,  of the  respective  percentage
                                       interests of the Senior  Certificates and
                                       the  Subordinated   Certificates  in  the
                                       related Trust Fund. See  "Description  of
                                       the   Certificates  --  Distributions  to
                                       Percentage Certificateholders -- Shifting
                                       Interest Certificates."

      B. By Other Methods...........   The  Certificates  of any Series,  or any
                                       one  or  more  Classes  thereof,  may  be
                                       entitled to the  benefits of a guarantee,
                                       letter of credit, mortgage pool insurance
                                       policy, surety bond, reserve fund, spread
                                       account,  application of excess  interest
                                       to  principal  or  other  form of  credit
                                       enhancement    as    specified   in   the
                                       applicable  Prospectus  Supplement.   See
                                       "Description  of  the  Certificates"  and
                                       "Credit Support."

Advances ...........................   Under the Pooling and Servicing Agreement
                                       for  each  Series  relating  to  Mortgage
                                       Loans  or  Contracts,   unless  otherwise
                                       provided  in  the  applicable  Prospectus
                                       Supplement,  the related Servicer will be
                                       obligated   to  make   advances  of  cash
                                       ("Advances") to the  Certificate  Account
                                       (as  defined  herein)  in  the  event  of
                                       delinquencies in payments on the Mortgage
                                       Loans   or   Contracts   to  the   extent
                                       described  herein  and in the  applicable
                                       Prospectus  Supplement  and  only  to the
                                       extent that the Servicer  determines such
                                       Advances would be recoverable from future
                                       payments and  collections on the Mortgage
                                       Loans or Contracts.  Any Advances made by
                                       the   Servicer    will    ultimately   be
                                       reimbursable  to the  Servicer  from  the
                                       Certificate  Account.  See  "Servicing of
                                       the  Mortgage   Loans  and  Contracts  --
                                       Advances and Limitations Thereon."

Early Termination...................   If so specified in the related Prospectus
                                       Supplement, a Series of Certificates may be subject to early termination through the repurchase of the assets in the related Trust Fund by the person or persons, under the circumstances and in the manner specified in such Prospectus
                                       Supplement.  See  "Prepayment  and  Yield
                                       Considerations."

Legal Investment....................   If  so   specified   in  the   Prospectus
                                       Supplement,   one  or  more   classes  of
                                       Certificates  offered  pursuant  to  this
                                       Prospectus  will   constitute   "mortgage
                                       related  securities"  under the Secondary
                                       Mortgage  Market  Enhancement Act of 1984
                                       ("SMMEA"),  so long as they are  rated in
                                       one of the two highest rating  categories
                                       by at least  one  "nationally  recognized
                                       statistical   rating   organization.   As
                                       "mortgage   related   securities,"   such
                                       Certificates  offered  pursuant  to  this

                                       Prospectus    will    constitute    legal
                                       investments    for   certain   types   of
                                       institutional  investors  to  the  extent
                                       provided in SMMEA  subject,  in any case,
                                       to any other regulations which may govern
                                       investments    by   such    institutional
                                       investors. Since certain other classes of
                                       Certificates  offered  pursuant  to  this
                                       Prospectus  will  not  either   represent
                                       interests   in,   or   be   secured   by,
                                       qualifying     mortgage    loans,    such
                                       Certificates    will    not    constitute
                                       "mortgage   related   securities"   under
                                       SMMEA.  No  representation  is made as to
                                       the appropriate  characterization  of any
                                       Certificates  under any laws  relating to
                                       investment  restrictions,   as  to  which
                                       investors   should  consult  their  legal
                                       advisors. See "Legal Investment".

ERISA Limitations...................   A fiduciary of any employee  benefit plan
                                       subject to the  fiduciary  responsibility
                                       provisions  of  the  Employee  Retirement
                                       Income  Security Act of 1974,  as amended
                                       ("ERISA"),   including   the   prohibited
                                       transaction rules thereunder,  and to the
                                       corresponding  provisions of the Internal
                                       Revenue  Code of 1986,  as  amended  (the
                                       "Code"), should carefully review with its
                                       own legal  advisors  whether the purchase
                                       or  holding  of  Certificates  could give
                                       rise  to  a  transaction   prohibited  or
                                       otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Certain Federal Income
  Tax Consequences..................   Securities of each series  offered hereby
                                       will,  for federal  income tax  purposes,
                                       constitute either (i) interests ("Grantor
                                       Trust  Securities") in a Trust treated as
                                       a   grantor   trust   under    applicable
                                       provisions  of the  Code,  (ii)  "regular
                                       interests"  ("REMIC Regular  Securities")
                                       or "residual  interests" ("REMIC Residual
                                       Securities")  in  a  Trust  treated  as a
                                       REMIC   (or,   in   certain    instances,
                                       containing  one or  more  REMIC's)  under
                                       Sections  860A  through 860G of the Code,
                                       (iii)  debt  issued  by  a  Trust  ("Debt
                                       Securities")  (iv)  interests  in a Trust
                                       which  is   treated   as  a   partnership
                                       ("Partnership Interests"),  or, (v) on or
                                       after   September   1,   1997,   "regular
                                       interests" ("FASIT Regular  Securities"),
                                       "high-yield interests" ("FASIT High-Yield
                                       Securities") or an ownership interest in a Trust treated as a FASIT (or, in certain circumstances containing one or more FASITs under Sections 860H through 860L of the Code).

                                       Investors  are  advised to consult  their
                                       tax  advisors  and  to  review   "Certain
                                       Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating   ...........................   At the date of issuance of each Series of
                                       Certificates,  the  Certificates  offered
                                       pursuant   to  the   related   Prospectus
                                       Supplement  will be  rated  in one of the
                                       four  highest  rating  categories  by  at
                                       least one statistical rating organization
                                       that has been  requested by the Depositor
                                       to  rate  such  Certificates  (a  "Rating
                                       Agency").  Such ratings will address,  in
                                       the  opinion of such Rating  Agency,  the
                                       likelihood  that the  related  Trust Fund
                                       will be able to make  timely  payment  of
                                       all amounts due on the related  Series of
                                       Certificates in accordance with the terms
                                       thereof.   Such   ratings   will  neither
                                       address   any    prepayment    or   yield
                                       considerations    applicable    to    any
                                       Certificates     nor     constitute     a
                                       recommendation to buy, sell or hold any Certificates.

                                       The ratings  expected to be received with
                                       respect to any  Certificates  will be set
                                       forth   in   the    related    Prospectus
                                       Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

         Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Obligations. The Certificates will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Certificates, subordination of one or more classes of Certificates in a series under which losses in excess of those absorbed by any related class of Certificates are first allocated to any Subordinate Certificates up to a specified limit, cross-support among Trust Fund Assets and/or overcollateralization. See "Credit Support -- Subordination" and "Other Credit Enhancement." Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Credit Support -- Subordination" and "Other Credit Enhancement."

Risks of the Mortgage Loans

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior Liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior Lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior Lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Certificates that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior Liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Depositor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Depositor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Underwriting Guidelines."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related
Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Servicer, any Sub- Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Environmental Risks."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Depositor or the Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related current report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Depositor and the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Contracts."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Depositor, such violations may materially impact the financial ability of the Depositor to continue to act as Servicer or the ability of the Depositor to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Certificates will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

         Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates."

         The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor. In the event of the bankruptcy of the Depositor at a time when it or any affiliate thereof holds a Certificate, a trustee in bankruptcy of the Depositor, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Depositor or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed creditors of the Depositor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Certificate Rating. The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

                                 THE TRUST FUNDS

General

         The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a "Mortgage Pool") and/or Contracts (a "Contract Pool"). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale,
(iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans or Contracts which constitutes the Fixed Retained Yield, if any. See "Fixed Retained Yield" below. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust Fund or may represent debt secured by the related Mortgage Loans.

The Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ("Convertible Mortgage Loans"). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying, such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A "Fixed Retained Yield" in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See "Servicing of the Mortgage Loans and Contracts -- Fixed Retained Yield." Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the "Mortgages") creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

         Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act.

         Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing, coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

         The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off

Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding, principal balance at origination of any such Mortgage Loan.

         Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the

Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity dare, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations.

         Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties. The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the "Mortgaged Properties"). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

         If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related
Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

         If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations."

         If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may be what are commonly referred to as "home equity revolving lines of credit" ("Home Equity Lines"). Home Equity Lines are generally evidenced by a loan agreement ("Loan Agreement") rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an "Additional Balance"). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate balance outstanding in each case from time to time in such a manner so that the aggregate balance outstanding does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

         In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an amortization basis established at the time of the initial advance. The "amortization basis" is the length of time in which the initial advance plus interest will be repaid in full. The amortization bases of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the amortization basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization basis ("Basic Monthly Amount"); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Mortgage Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of the later advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or advance to a Home Equity Line with a maturity of 15 years from the date of such advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Mortgage Rate.

         Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

         Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

         Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mort,age may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

         If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ("GEM Loans"). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

         If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ("GPM Mortgage Loans"). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan. Such deferred interest is added to the principal balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the "GPM Fund") which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating, distributions expected to be made on the Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

         If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ("ARM Buy-Outs") which are automatically repurchased by the Depositor upon the occurrence of either(i) a switch from a fixed-rate mortgage to an adjustable rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

         If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

The Contracts

         Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" below.

         The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Unless otherwise specified in the Prospectus Supplement for a Series, each Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

         Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

         The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

         Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

         The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

         If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

Fixed Retained Yield

         Fixed Retained Yield with respect to any Mortgage Loan or Contract is that portion, if any, of interest at the Mortgage Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed Retained Yield has been retained with respect to the Mortgage Loans or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and will be specified in the schedule of Mortgage Loans or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

Insurance Policies

         Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

         The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

         The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

         In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and
(ii) the maximum amount of insurance which is available under the federal flood insurance program.

         Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

         The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the "Mortgage Loans" above.

         The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

         Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

         Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

Acquisition of the Mortgage Loans and Contracts From Unaffiliated Sellers

         The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a "Loan Sale Agreement") between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under "Underwriting Guidelines." Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under "Representations and Warranties" below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under "Assignment of the Mortgage Loans and Contracts" and "Representations and Warranties."

Assignment of the Mortgage Loans and Contracts

         At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield. The Trustee or its accent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans or Contracts. Each Mortgage Loan or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing, Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate or Contract Rate for each Mortgage Loan or Contract in the related Trust Fund.

         With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

         With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

         The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "Representations and Warranties" below.

         There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under "Representations and Warranties." However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

Representations and Warranties

         Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i)
immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the tune it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

         Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other digs, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and
(vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

         All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

         The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant
Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such Mortgage Loan or Contract (a "Deleted Loan") one or more Mortgage Loans or Contracts, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or
(ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a "qualified mortgage" as described in the second paragraph under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Qualification as a REMIC" are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of (i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

         Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

         If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                         DESCRIPTION OF THE CERTIFICATES

General

         Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Len Blum.

         Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

         Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the "Senior Certificates"). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See "Distributions to Standard Certificateholders." Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

         Except as described in the related Prospectus Supplement, the Mortgage Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

         The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the "Regular Certificates") and one Class or one Subclass of Certificates that will be designated as the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

         The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual
Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a "Definitive Certificate") and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related
Prospectus  Supplement.  No  service  charge  will be made for any  transfer  or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "Residual Certificates" thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a "Disqualified Organization" within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates." If so specified in the related Prospectus Supplement, the Certificates of specified Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

         Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

         A  Series  of  Certificates  will  consist  of one or more  Classes  of
Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

Percentage Certificates

         Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

         The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

         In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

         The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates -- Distributions to Percentage Certificateholders -- Shifting Interest Certificates" and "Credit Support -- Subordination -- Shifting Interest Certificates."

Multi-Class Certificates

         Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

         The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

Forward Commitments; Pre-Funding

         A Trust Fund may enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust Fund conform to the requirements specified in such Forward Purchase Agreement.

         If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust Fund which elects federal income treatment as REMIC or as a grantor trust, the related Funding
Period will be limited to three months from the date such Trust Fund is established; for a Trust Fund which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust Fund is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

         During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust Funds as an "investment company" under the Investment Company Act of 1940, as amended.

Distributions to Percentage Certificateholders

         Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the "Pool Distribution Amount"). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under "Description of the Certificates -- Standard Certificates"; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ("Repurchase Proceeds"), but excluding the following:

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

          (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);

          (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in "Servicing of the Mortgage Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts";

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) where permitted by the related Pooling and Servicing Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts pertained to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

          (i) where permitted by the applicable Pooling and Servicing Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

         Certificates other than Shifting Interest Certificates

         With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the "Senior Class Distributable Amount") and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the "Subordinated Class Distributable Amount") assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

         Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the "Senior Class Principal Portion") of:

               (a) all scheduled payments of principal on each outstanding Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal");

               (b) all principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance (as defined herein) of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage Loan" or "Liquidated Contract"), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net

          Liquidation Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see "The Pooling and Servicing Agreement -- Termination; Purchase of Mortgage Loans and Contracts"), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, "Gain From Acquired Property"); and

          (ii) interest at the Pass-Through Rate for the Class of Senior Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under "Servicing of the Mortgage Loans and Contracts -- Certain Matters Regarding the Servicer and the Depositor" below (the "Indemnification Payments").

         Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the "Subordinated Class Principal Portion") of:

               (a) all Scheduled Principal;

               (b) all principal prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) Gain From Acquired Property; and

          (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal
     Portion of the Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Subordinated Class Principal Portion of any Indemnification Payments.

         The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

         Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

         So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the "Basic Senior Class Distribution"). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). "Senior Class Credit Enhancement" includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See "Credit Support". The "Senior Class Carryover
Shortfall" on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

         At the time the Subordinated Amount, if any, is reduced to zero, Senior Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the account of interest on any previous Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See "Credit Support -- Subordination."

         So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See "Credit Support." At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

         The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

         Shifting Interest Certificates

         On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and (y) the sum of:

          (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

          (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

          (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"); and

          (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool
Scheduled Principal Balance as of such Distribution Date. The "Scheduled Principal Balance" of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

         If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

         If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support -- Subordination," the Senior Class Distribution Amount for each Class and Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

         Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause (y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause
(y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses (y)(iii) and (y)(iv) of such paragraph).

         As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

         If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under "Credit Support -- Subordination -- Shifting Interest Certificates." This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such

Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

         Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

Example of Distribution to Standard Certificateholders

         The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A).........................  Cut-Off Date.
January 2 -- January 31(B)...........  The Servicer receives any principal prepayments, Net Liquidation Proceeds,
                                       Net Insurance Proceeds and Repurchase
                                       Proceeds.
January 31(C)........................  Record Date.
February 1 -- February 15(D).........  The Servicer receives scheduled payments of principal and interest due
                                       on February 1.
February 15(E).......................  Determination Date.
February 25(F).......................  Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

(A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

(B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

(E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to

     Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

Distributions to Multi-Class Certificateholders

         Valuation of Mortgage Loans and Contracts

         If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class
Certificates, for purposes of establishing the principal amount of Mortgage Loans or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan or Contract to be included in such Trust Fund will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts, can be supported by the scheduled payments of principal and interest on such Mortgage Loans or Contracts (net of the Fixed Retained Yield on such Mortgage Loans or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan or Contract included in the Trust Fund, future distributions on such Mortgage Loan or Contract will be determined based on scheduled payments on such Mortgage Loan or Contract. Any similar Mortgage Loans or Contracts may be aggregated into one or more groups (each, a "Pool Value Group") each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates or Contract Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or Contracts or the Pool Value Groups for such Series.

         The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

         Distributions of Interest

         The Trustee will make distributions of interest on each Class of the Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of Multi-Class Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

         Distributions in Reduction of Stated Amount for a Series of Multi-Class Certificates not including a Subordination Feature

         The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ("extension protection"). In addition, distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ("call protection"). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates."
Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans or Contracts included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

         Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such

Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all required to be deposited on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

         Subordination

         The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

         If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

         Special Distributions

         To the extent specified in the Prospectus Supplement relating to a Series which includes Multi-Class Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

         To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

         Last Scheduled Distribution Date

         The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans or Contracts. See "Prepayment and Yield Considerations."

                                 CREDIT SUPPORT

Subordination

         Certificates other than Shifting Interest Certificates

         If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ("Payment Deficiencies") during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such Previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

         The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the
Subordination  Reserve  Fund  will  not  be  a  part  of  the  Trust  Fund.  The
Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the
Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

         If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

         In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

         After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

         Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

         Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

         If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the "Advance Reserve") equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

         Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

         Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

         Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

         Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

         If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

         Shifting Interest Certificates

         If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest
Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

         The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

         Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

         On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

         In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a "Special Hazard Mortgage Loan" or "Special Hazard Contract"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

         If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special

Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

         Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

         The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Other Credit Enhancement

         In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alterative form of subordination and/or one or more of the methods described below.

         Limited Guarantee

         If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

         Letter of Credit

         Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

         Pool Insurance Policies

         If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

         Special Hazard Insurance Policies or Other Forms of Support for Special Hazard Losses

         If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

         Surety Bonds

         If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

         Fraud Coverage

         If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

         Mortgagor Bankruptcy Bond

         If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

         Other Insurance, Guarantees and Similar Instruments or Agreements

         If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Loans or Contracts in the related Trust Fund has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates and Interest Rates

         Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate or Net Contract Rate of the underlying Mortgage Loans or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans or Contracts in such other manner specified in the applicable Prospectus Supplement.

         The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates or Contract Rates and Net Mortgage Rates or Net Contract Rates for the Mortgage Loans or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus

Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See "The Trust Funds." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

         The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

         If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made -- Deferred Interest," "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Deferred Interest" and "-- Taxation of Residual Certificates -- Deferred Interest."

Scheduled Delays in Distributions

         At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an "Interest Accrual Period" specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which the interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest, (ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

Interest Shortfalls Due to Principal Prepayments

         When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Mortgage Loans and Contracts -Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts."

Weighted Average Life of Certificates

         Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans or Contracts included in the Mortgage Pool or Contract Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

         The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

         Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged

Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

         Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

         There is, however, no assurance that prepayment of the Mortgage Loans or Contracts underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses , market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, the prepayment rates of such Mortgage Loans or Contracts are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates or Contract Rates of the Mortgage Loans or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Mortgage Loans and Contracts -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

         A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

         At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.

         The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See "The Trust Funds -- Assignment of the Mortgage Loans and Contracts." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code
Section 86OF(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Purchase or other Disposition of Mortgage Loans and Contracts."

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans or Contracts and issuing the Certificates.

                                  THE DEPOSITOR

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 15th Floor, New York, New York 10292. Its telephone number is (212) 778-1000.

         As described herein under "The Trust Funds -- Assignment of the Mortgage Loans and Contracts" and "-- Representations and Warranties", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under "The Trust Funds," the Depositor anticipates that it may acquire Mortgage Loans and Contracts through or from an affiliate.

         Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                             UNDERWRITING GUIDELINES

Mortgage Loans Secured by Residential Properties

         The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

         Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. A prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.

         In determining the adequacy of the Mortgaged Property as collateral, except in the instance of certain small second loan applications, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

         In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceeds lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

         Once all applicable employment, credit and property information was received, a determination would have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination and taking into consideration, payments due on any senior liens) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

         Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be foregone and standard ratios of monthly or total expenses to gross income may not be applied. The
Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

         The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

         Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

Contracts

         The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                  SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

         The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus
Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

The Servicer

         The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a "Sub-Servicer"), but will not be relieved of its liabilities with respect thereto.

         The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by the Servicer under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Events of Default -- Mortgage Loans or Contracts" and " -- Rights Upon Event of Default -- Mortgage Loans or Contracts."

Payments on Mortgage Loans and Contracts

         The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Certificate Account"), which must be maintained with a depository institution (the "Certificate Account Depository") acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

         A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

         Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the "Sub-Servicing Account"). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

         The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a dally basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid
     Servicing Fees, in respect of such Mortgage Loan or Contract ("Net Insurance Proceeds");

          (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

          (v) all Advances made by the Servicer;

          (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

          (vii) all Repurchase Proceeds; and

          (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

         Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

         Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

         If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

         The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

          (i) to reimburse itself for Advances;

          (ii) to  reimburse  itself  from  Liquidation  Proceeds  for  expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

          (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

          (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

          (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

          (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

          (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

          (viii) to clear and terminate the Certificate Account.

         The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

         The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

          (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

          (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Advances and Limitations Thereon

         Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an "Advance") or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts

         When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See "Prepayment and Yield Considerations." Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).

Reports to Certificateholders

         Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

               (a) the information contained in the report delivered pursuant to clause (ii) above;

               (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

               (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

          (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

          (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

          (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

               (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

               (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund, if any, following such distribution; and

               (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

          (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

               (a) the  amounts  so  distributed  under  any such form of credit
          enhancement   or  from  any  such  reserve  fund  on  the   applicable
          Distribution Date; and

               (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date; (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

          (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

         In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Administrative Matters."

Reports to the Trustee

         No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.

Collection and Other Servicing Procedures

         The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the

Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

         Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts

         Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

         The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

         The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency.

         It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

         With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged
Property or  Manufactured  Home in a manner  which does not cause the  Mortgaged
Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

         The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

Servicing Compensation and Payment of Expenses

         For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts" above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

         In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

Evidence as to Compliance

         The Mortgage Loans

         Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         The Contracts

         Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

         Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

Certain Matters Regarding the Servicer and the Depositor

         The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default -- Mortgage Loans or Contracts" below

         The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or


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for errors in  judgment;  provided,  however,  that none of the  Depositor,  the
Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

         Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

         The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

                       THE POOLING AND SERVICING AGREEMENT

Events of Default

         Mortgage Loans or Contracts

         Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing


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Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement;
(iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to any its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

Rights Upon Event of Default

         Mortgage Loans or Contracts

         So long as Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage Loans, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, received from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

         During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

         No Certificateholders of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name


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

as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

         Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating, to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or modify the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates," or (vi) to make any other provisions with respect to matters or questions arising under such
Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66-2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66-2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.

Termination; Purchase or Other Disposition of Mortgage Loans and Contracts

         The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of


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Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination

         If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or
(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See "Prepayment and Yield Considerations."

The Trustee

         The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

         With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

The Mortgage Loans

         General

         The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the


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underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid,, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

         The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

         Foreclosure

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the


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sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

         Foreclosure on Shares of Cooperatives

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Rights of Redemption

         In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed


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

property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

         Junior Mortgages; Rights of Senior Mortgages

         The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

         The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

         The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

         Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear


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

in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

         Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses


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

on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         "Due-on-Sale" Clauses

         The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

         By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."


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

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

         Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds -- Representations and Warranties."

         Adjustable Rate Loans

         The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Enforceability of Certain Provisions

         Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Courts have Unposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The Contracts

         General

         As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the


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

obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) which continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such


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notation or delivery to the Trustee,  the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

         Enforcement of Security Interests in Manufactured Homes

         The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds


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

before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

         Transfers  of  Manufactured  Homes;   Enforceability  of  "Due-on-Sale"
         Clauses

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.


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

         Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Installment Contracts

         Mortgage Loans and Contracts

         The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


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

         Environmental Risks

         Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

         Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

         The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be Unposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the second-creditor exemption.

         If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti-

Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

Type of Mortgaged Property

         The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and
(ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

Certain Matters Relating to Insolvency

         The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather for a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

         Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.


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

Bankruptcy Laws

         Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

         To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

         In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must release the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.


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

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

         The following  discussion  addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

Grantor Trust Securities

         With respect to each series of Grantor Trust Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

         Special Tax Attributes

         Unless otherwise disclosed in a related Prospectus Supplement, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i)


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

"loans . . . secured by an  interest  in real  property"  within the  meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

         Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "--Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code.
Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.


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

         Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "REMIC Regular Security") or a residual interest (a "REMIC Residual Security").

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

         Regulations issued by the Treasury Department (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

                  REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."


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

Taxation of Holders of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Holders of REMIC Residual Securities

         Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance


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

of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion


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

of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect


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

to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pas through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for


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all federal tax  purposes  unless no  significant  purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities-- Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

         Termination

         In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.


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Debt Securities

         General

         With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt
Securities purchased at a discount or with premium, see "--Discount and Premium," below.

         Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

         Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its


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stated  principal  amount,  plus an amount  equal to the  excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the Prepayment Assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced


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

by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

         Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first


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taxable year to which the election  applies and to all such fully  taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

         A Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

         Grantor Trust, REMIC Regular and Debt Securities

         Interest, including original issue discount, distributable on Grantor Trust, REMIC Regular or Debt Securities received by a Holder who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Holder fulfills certain certification requirements. Under such requirements, the Holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a security is effectively connected with a United States trade or business carried on by a Holder who or which is not a United States person, the 30 percent withholding tax will not apply but such Holder will be subject to United States federal income tax at graduated rates applicable to United States persons.

         For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income. Proposed Treasury regulations, which would be effective for payments made after December 31, 1997, if adopted in their current form, would provide


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alternative certification requirements and means for claiming the exemption from federal income and withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Grantor Trust, REMIC Regular or Debt Security.

         REMIC Residual Securities

         Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

         THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

         Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

         General

         In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in "Prepayment and Yield Considerations" herein.

         Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a


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

"prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

         Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

         Delegation of Fiduciary Duty

         Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code.

         The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such entity.

         Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Administrative Exemptions

         Individual   Administrative   Exemptions.   Several   underwriters   of
mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Individual Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

         Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

          (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Structural Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch Investors Service, L.P. ("National Credit Rating Agencies");


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

          (3) The Trustee is not an affiliate of any of the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"); and

          (4) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

          (5) The sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer and any Sub-service must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection there with;

          (6) (i) the investment pool consists only of assets of the type enumerated in the exemption and which have bene included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates; and

          (7) The acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in any arm's length transaction with an unrelated party.

         If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

         Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

         PTE 83-1.  Prohibited  Transaction  Class  Exemption  83-1 for  Certain
Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

         The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

         However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after


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

permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

         PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Exempt Plans

         Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

Unrelated Business Taxable Income -- Residual Certificates

         The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a "Disqualified Organization" which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under ERISA of their acquisition and ownership of Certificates.

         The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plan generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such
Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

                                    Institutions whose investment activities are
subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

         Other classes of Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA because they will not represent beneficial ownership interests in qualifying mortgage loans under SMMEA. The appropriate characterization of those Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

         No representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above may (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates adversely affect the liquidity of the non-SMMEA Certificates.

         Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

         The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

         If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act.

         If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

         Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

         If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain legal matters and certain tax matters will be passed upon for the Depositor by Dewey Ballantine, New York, New York and/or such other counsel as will be named on the related Prospectus Supplement.

                                     RATING

         At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the four highest categories by at least one Rating Agency. See "Ratings" in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016
(202-752-7115). The Depositor has not and will not participate in the preparation of FNMA's Prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

 Term                                                                       Page
 ----                                                                       ----
1996 Act .....................................................................81
Act ..........................................................................72
Advance ......................................................................58
Advance Reserve ..............................................................44
Advances .....................................................................10
APR ..........................................................................22
ARM Buy-Outs .................................................................22
Balloon Loan .................................................................20
Balloon Loans. ...............................................................14
Balloon Period ...............................................................20
Basic Senior Class Distribution ..............................................36
Buy-Down Account .............................................................20
Buy-Down Loans ...............................................................20
Call protection ..............................................................41
CERCLA .......................................................................78
Certificate Account ..........................................................55
Certificate Account Depository ...............................................55
Certificateholder .............................................................1
Certificates ..................................................................1
Class .........................................................................1
Code .....................................................................11, 81
Commission ....................................................................3
Compound Interest Certificates ...............................................32
Contract Pool ................................................................18
Contract Rate .............................................................7, 22
Contracts .................................................................1, 22
Convertible Mortgage Loans ...................................................18
Cooperative Loans ............................................................18
Cooperative Notes ............................................................18
Cooperatives .................................................................18
Credit Enhancer ..............................................................17
Cut-Off Date Aggregate Principal Balance..................................19, 23
D&P ..........................................................................94
Debt Securities ..........................................................11, 81
Deferred Interest ........................................................14, 20
Definitive Certificate .......................................................30
Deleted Loan .................................................................28
Depositor ..............................................................1, 4, 52
Determination Date ...........................................................33
Direct or Indirect Participants ..............................................16
Distribution Dates ............................................................7
DTC ..........................................................................31
Due Date .................................................................19, 23
Due Period ...................................................................41
Eligible Investments .........................................................45
Environmental Condition ......................................................78
EPA ..........................................................................78
ERISA ....................................................................11, 93
Extension protection .........................................................41
FASIT .........................................................................2
FASIT High-Yield Securities ...............................................2, 11

FASIT Ownership Interest ......................................................2
FASIT Regular Securities ..................................................2, 11
FDIC .........................................................................55
FHLBB ........................................................................72
FIRREA .......................................................................79
Fitch ........................................................................94
Funding Period ...............................................................32
Gain From Acquired Property ..................................................35
GEM Loans ....................................................................21
GPM Fund .....................................................................22
GPM Mortgage Loans ...........................................................21
Grantor Trust Estate .........................................................81
Grantor Trust Fractional Interest Security....................................81
Grantor Trust Securities .....................................................11
Grantor Trust Strip Security .................................................81
Holder .......................................................................81
Indemnification Payments .....................................................35
Initial Deposit ..............................................................43
Insurance Proceeds ...........................................................56
Interest Accrual Period ......................................................49
Interest Rate .................................................................1
IRS ..........................................................................83
Liquidated Contract ..........................................................34
Liquidated Mortgage Loan .................................................15, 34
Liquidation Proceeds .....................................................15, 55
Loan Sale Agreement ..........................................................25
Loan-to-Value Ratio ......................................................19, 22
Moody's ......................................................................94
Mortgage Certificate Pool ....................................................18
Mortgage Loans ................................................................1
Mortgage Notes ...............................................................18
Mortgage Pool ................................................................18
Mortgage Rate .................................................................7
Mortgaged Properties .........................................................20
Mortgages ....................................................................18
Mortgagor ....................................................................14
Multi-Class Certificates ......................................................1
Net Contract Rate .............................................................7
Net Insurance Proceeds .......................................................56
Net Liquidation Proceeds .....................................................56
Net Mortgage Rate .............................................................7
Notional Amount ...............................................................1
OTS ..........................................................................72
Partnership Interests ........................................................11
Pass-Through Rate .............................................................7
Paying Agent .................................................................57
Payment Deficiencies .........................................................43
Percentage Certificates ......................................................31
Plans ........................................................................93
Pool ..........................................................................1
Pool Distribution Amount .....................................................33
Pool Value Group .............................................................40
Pooling and Servicing Agreement ...............................................4
Premium Security .............................................................91
Prepayment Assumption ....................................................84, 90
Prepayment Interest Shortfall ................................................58

PTE 83-1 .....................................................................95
Purchase Obligation ..........................................................13
Purchase Price ...............................................................27
Rating Agency ................................................................11
Record Date ...................................................................7
Registration Statement ........................................................3
Regular Certificates ......................................................2, 30
Relief Act ...............................................................17, 79
REMIC .....................................................................2, 81
REMIC Regular Securities .....................................................11
REMIC Regular Security .......................................................83
REMIC Regulations ............................................................83
REMIC Residual Securities ....................................................11
REMIC Residual Security ......................................................83
REMIC Securities .............................................................81
REMIC Trust ..................................................................83
Repurchase Proceeds ..........................................................33
Residual Certificates .....................................................2, 30
Scheduled Principal ..........................................................34
Secured-creditor exemption ...................................................78
Securities Act ................................................................3
Senior Certificates .......................................................2, 30
Senior Class Credit Enhancement ..............................................36
Senior Class Distributable Amount ............................................34
Senior Class Principal Portion ...............................................34
Senior Class Shortfall .......................................................36
Senior Class Shortfall Accruals ..............................................36
Series ........................................................................1
Servicer ......................................................................1
Servicing Account ............................................................61
Servicing Fee .................................................................7
Settlement Date ..............................................................84
Shifting Interest Certificates ................................................2
SMMEA ....................................................................10, 96
Special Distributions ........................................................42
Special Hazard Contract ......................................................46
Special Hazard Mortgage Loan .................................................46
Standard Certificates .........................................................1
Standard Hazard Insurance Policy .............................................24
Stated Amount .................................................................1
Stripped Certificates .........................................................1
Sub-Servicer ..............................................................4, 54
Sub-Servicing Account ........................................................55
Subclass ......................................................................1
Subordinated Amount ...........................................................9
Subordinated Certificates .................................................2, 30
Subordinated Class Distributable Amount.......................................34
Subordinated Class Principal Portion..........................................35
Subordination Reserve Fund ....................................................9
Substitute Loan ..............................................................28
Title V ..................................................................73, 76
Trust Fund ....................................................................1
UCC ......................................................................69, 74
Unaffiliated Sellers ..........................................................4
United States person .........................................................92
Unpaid Interest Shortfall ....................................................37

Voting Interests .............................................................65
Window Period ................................................................72
Window Period Loans ..........................................................72
Window Period States .........................................................72

================================================================================

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement..........................................   S-1
Risk Factors..............................................................  S-15
The Insurer...............................................................  S-19
The Servicer and the Originator...........................................  S-21
Emergent Group, Inc.......................................................  S-22
The Mortgage Pool.........................................................  S-22
Yield on the Certificates.................................................  S-38
Description of the Certificates...........................................  S-44
Pooling and Servicing Agreement...........................................  S-57
Certain Federal Income Tax Consequences...................................  S-60
Use of Proceeds...........................................................  S-60
Plan of Distribution......................................................  S-61
Legal Matters.............................................................  S-62
Experts...................................................................  S-62
Ratings...................................................................  S-62
Legal Investment..........................................................  S-62
ERISA Considerations......................................................  S-63
Index of Defined Terms....................................................  S-65

                                   PROSPECTUS

Reports...................................................................     3
Available Information.....................................................     3
Incorporation of Certain Information by Reference.........................     3
Summary of Prospectus.....................................................     4
Risk Factors..............................................................    13
The Trust Funds...........................................................    18
Description of the Certificates...........................................    29
Credit Support............................................................    43
Prepayment and Yield Considerations.......................................    48
Use of Proceeds...........................................................    52
The Depositor.............................................................    52
Underwriting Guidelines...................................................    52
Servicing of the Mortgage Loans and Contracts.............................    54
The Pooling and Servicing Agreement.......................................    64
Certain Legal Aspects of the Mortgage Loans
  and Contracts...........................................................    67
Certain Federal Income Tax Consequences...................................    81
ERISA Considerations......................................................    93
Legal Investment..........................................................    96
Plan of Distribution......................................................    98
Legal Matters.............................................................    99
Rating....................................................................    99
Additional Information....................................................    99
Index of Significant Definitions..........................................   100

================================================================================


================================================================================

                         Emergent Home Equity Loan Trust
                                     1998-1

                             Emergent Mortgage Corp.
                             (Servicer & Originator)

                              Prudential Securities
                          Secured Financing Corporation
                                   (Depositor)

                                   $63,022,000

                $22,000,000 Class A-1 Variable Rate Certificates
              $16,000,000 Class A-2 6.350% Fixed Rate Certificates $11,000,000 Class A-3 6.515% Fixed Rate Certificates $14,022,000 Class A-4 6.960% Fixed Rate Certificates


                           Emergent Home Equity Loan
                           Pass-Through Certificates,
                                  Series 1998-1

                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------

                       Prudential Securities Incorporated

                           First Union Capital Markets


                                 March 16, 1998

================================================================================